UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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B. Riley Financial, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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B. RILEY FINANCIAL, INC.

June [●], 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of B. Riley Financial, Inc., which will be held at the offices of B. Riley Financial, Inc.’s subsidiary, B. Riley FBR, Inc., located at 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025, on July 26, 2018 at 1:00 pm local time. We hope you will be able to attend the meeting in person.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the annual meeting. If you plan to attend the annual meeting in person, please mark the designated box on the enclosed proxy card. If you are planning to attend the annual meeting and your shares are held in street name (by a broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the annual meeting so that we can verify your ownership of B. Riley Financial, Inc. stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the annual meeting, but you will not be able to vote at the annual meeting.

Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, we urge you to promptly complete the enclosed proxy card and return it to the inspector of elections in the postage-prepaid envelope provided, or to promptly use the telephone or Internet voting system. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

Bryant R. Riley
Chairman and Chief Executive Officer

B. RILEY FINANCIAL, INC.

21255 BURBANK BOULEVARD, SUITE 400

WOODLAND HILLS, CA

(818) 884-3737

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on July 26, 2018

To the Stockholders of B. Riley Financial, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of B. Riley Financial, Inc. (the “Company”) will be held on July 26, 2018, at 1:00 p.m. local time at the offices of the Company’s subsidiary, B. Riley FBR, Inc., located at 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025, for the following purposes:

1.	To elect eight (8) directors to hold office for a one year term to expire at the Company’s 2019 Annual Meeting of the Stockholders or until their successors are elected and duly qualified.

2.	To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

3.	To amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 40,000,000 to 100,000,000.

4.	To approve our 2018 Employee Stock Purchase Plan.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on June 14, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present your proxy or voter instruction card or meeting notice for admission.

By Order of the Board of Directors,

Bryant R. Riley
Chairman and Chief Executive Officer

Woodland Hills, California
June [●], 2018

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

B. RILEY FINANCIAL, INC.

21255 BURBANK BOULEVARD, SUITE 400

WOODLAND HILLS, CA

PROXY STATEMENT

For Annual Meeting of Stockholders to be held on July 26, 2018

General

The enclosed proxy is solicited on behalf of our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of B. Riley Financial, Inc. to be held on July 26, 2018, at 1:00 p.m. local time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s subsidiary, B. Riley FBR, Inc., located at 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025. We expect to mail this proxy statement to our stockholders on or about June 21, 2018.

All references to “us”, “we”, “our”, and “the Company” refer to B. Riley Financial, Inc. and its subsidiaries.

Solicitation of Proxies

The Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees and FOR proposals 2, 3, 4, and 5. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, the Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

Shares Outstanding and Required Vote

Only holders of record of shares of our common stock at the close of business on the record date, June 14, 2018, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the close of business on June 14, 2018, the Company had [●] shares of common stock outstanding and entitled to vote held by [●] stockholders of record. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock entitled to vote are represented at the meeting, either in person or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the board of directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker shares that are voted as to any matter at the meeting will be included in determining if a quorum is present or represented at the Annual Meeting. Any broker holding shares of record for you is not entitled to vote on certain matters unless the broker receives voting instructions from you. Uninstructed shares, or broker non-votes, result when shares are held by a broker who has not received instructions from its customer on such matters and the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority. The effects of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting are discussed under each item.

How to Vote

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you hold your shares of common stock in street name you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

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Revocation of Proxies

You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Continental Stock Transfer and Trust Company, our transfer agent. If you are a stockholder of record and give a proxy, you may revoke it at any time before its use, either:

(1)	by revoking it in person at the Annual Meeting;
(2)	by writing, delivered to our Corporate Secretary at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367 before the proxy is used; or
(3)	by a later dated proxy card delivered to us at the above noted address before the proxy is used.

Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

A complete list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the meeting during ordinary business hours at our principal offices located at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 26, 2018

Copies of this proxy statement and our 2017 Annual Report to stockholders are also available online at: http://www.viewproxy.com/brileyfin/2018.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The B. Riley board of directors has nominated each of Robert L. Antin, Robert D’Agostino, Andrew Gumaer, Thomas J. Kelleher, Bryant R. Riley, Michael J. Sheldon, Todd D. Sims, and Mikel H. Williams to be elected as a director at the B. Riley annual meeting. If elected, the nominees will serve as directors until B. Riley’s annual meeting of stockholders in 2019, or until their respective successors are duly elected and qualified or their earlier death, resignation or removal. Gary Wunderlich and Richard Todaro will not stand for re-election at the Annual Meeting, and their terms as directors will end at the commencement of the Annual Meeting. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although B. Riley knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the B. Riley board of directors may designate. Upon expiration of the term of any director, the successor to such director (or such director, if such director is reelected) will be elected for a one-year term at the next annual meeting of stockholders.

There are no familial relationships between any of B. Riley’s directors or B. Riley’s executive officers and any other director or executive officer. No arrangement or understanding exists between any nominee and any other person or persons pursuant to whom any nominee was or is to be selected as a director or director nominee of B. Riley.

Information Regarding Directors

The following table provides the name, age and position(s) of each of our directors as of May 31, 2018:

Name	Age	Committees
Bryant R. Riley	51	None.
Andrew Gumaer	57	None.
Thomas J. Kelleher	50	None.
Robert L. Antin	68	Compensation Committee
Robert D’Agostino	51	Compensation Committee*, Corporate Governance Committee
Michael J. Sheldon	58	Compensation Committee
Todd D. Sims	48	Audit Committee
Mikel H. Williams	61	Audit Committee, Corporate Governance Committee*

*	Chairman of the respective committee.

Our Nominees for Director

Bryant R. Riley has served as our Chief Executive Officer and Chairman since June 2014, and as a director since August 2009. Since July 3, 2017, Mr. Riley has served as Co-Chief Executive Officer of B. Riley FBR, Inc. (formerly FBR Capital Markets & Co., LLC). Previously, Mr. Riley served as the Chairman of B. Riley & Co., LLC since founding the stock brokerage firm in 1997 and served as Chief Executive Officer of B. Riley & Co., LLC from 1997 to 2006. He also previously served on the boards of Cadiz Inc. from April 2013 to June 2014, Strasbaugh from July 2010 to August 2013, STR Holdings, Inc. from March 2014 to August 2014. He also served on the board of directors for several private companies. Mr. Riley received his B.S. in Finance from Lehigh University. Mr. Riley’s experience and expertise in the investment banking industry provides the Board with valuable insight into the capital markets. Mr. Riley’s extensive experience serving on other public company boards is an important resource for the Board.

Andrew Gumaer has served as the Chief Executive Officer of Great American Group, LLC, which we refer to as GAG, LLC, our wholly owned subsidiary of B. Riley, since we acquired such entity in July 2009 and as a member of the Board since July 2009. Mr. Gumaer also served as our Chief Executive Officer from July 2009 until June 2014, and as our Chairman from March 2012 until June 2014. Prior to July 2009, Mr. Gumaer was a co-founder of GAG, LLC, had served as GAG, LLC’s Chief Executive Officer since May 2007 and previously served as GAG, LLC’s President from June 2006 to May 2007. Prior to assuming such role, Mr. Gumaer was the President of The Pride Capital Group, LLC, predecessor in interest to GAG, LLC, from 2002 to May 2006. Mr. Gumaer also served as the Senior Vice President of Garcel, Inc. from 1997 to 2002 and as a Senior Vice President with the investment banking firm Drexel Burnham Lambert prior to his service with Garcel, Inc. Mr. Gumaer’s in depth knowledge of our business and operations, his experience in the investment banking industry, and leadership as GAG, LLC’s Chief Executive Officer and/or President since 2006 positions him well to serve as a member of the Board.

Thomas J. Kelleher has served as our President since August 2014 and as a member of the Board since October 2015. In addition, Mr. Kelleher serves as Co-Chief Executive Officer of B. Riley FBR, Inc. (formerly FBR Capital Markets & Co., LLC) and President of B. Riley Capital Management, LLC.  Mr. Kelleher also served as Chief Executive Officer of our wholly owned subsidiary, B. Riley & Co., LLC, a position he held from 2006 to 2014. From the firm’s founding in 1997 to 2006, Mr. Kelleher held several senior management positions with B. Riley & Co., LLC, including Chief Financial Officer and Chief Compliance Officer. Mr. Kelleher served on the board of directors of Special Diversified Opportunities Inc. from October 2015 to June 2017. He received his Bachelor of Science in Mechanical Engineering from Lehigh University. Mr. Kelleher’s experience and expertise in the investment banking industry provides the Board with valuable insight into the capital markets. Mr. Kelleher’s experience serving on other public company boards is an important resource for the Board.

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Robert L. Antin has served as a member of the Board since June 2017. Mr. Antin was a co-founder of VCA Inc., a national animal healthcare company that provides veterinary services, diagnostic testing and various medical technology products and related services to the veterinary market, and was publicly traded (NASDAQ: WOOF) until the company was privately acquired in September 2017. Mr. Antin has served as a Chief Executive Officer and President at VCA Inc. since its inception in 1986. Mr. Antin also served as the Chairman of the Board of VCA, Inc. from inception through the September 2017 acquisition. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin received his MBA with a certification in hospital and health administration from Cornell University. Mr. Antin’s executive leadership experience provides an important resource to the Board.

Robert D’Agostino has served as a member of the Board since October 2015. Mr. D’Agostino has served as President of Q-mation, Inc. since 1999. Q-mation, Inc. is a leading supplier of software solutions targeted at increasing operational efficiencies and asset performance in manufacturing companies. Mr. D’Agostino joined Q-mation, Inc. in 1990 and held various sales, marketing and operations management positions prior to his appointment as President. He previously served on the board of Alliance Semiconductor Corp. from July 2005 to February 2012. Mr. D’Agostino graduated from Lehigh University with a B.S. in Chemical Engineering. Mr. D’Agostino’s executive leadership experience provides an important resource to the Board.

Michael J. Sheldon has served as a member of the Board since July 2017. Mr. Sheldon has served as Chairman & CEO of Deutsch North America since January 2017, one of the most awarded creative agencies in the United States. Mr. Sheldon served as President of the Los Angeles office of Deutsch North America from September 1997 to January 2017. Deutsch North America is consistently on the top of the Ad Age A-List, Fast Company’s Most Innovative Companies, and the Forbes “Ten Hot Agencies to Consider” with clients such as Volkswagen, Target, Nintendo, PNC, Zillow, and Amazon. Mr. Sheldon received a B.A. degree from Michigan State University in Advertising. Mr. Sheldon’s entrepreneurial skills and marketing experience provide an important resource to the Board.

Todd D. Sims has served as a member of the Board since October 2016. Since March 2010, Mr. Sims has served as Senior Vice President of Digital Strategy of Anschutz Entertainment Group, Inc., one of the leading sports and entertainment presenters in the world, overseeing business and corporate development for its ticketing business, AXS. Prior to that, Mr. Sims spent more than 15 years building Internet businesses. In the mid 1990’s, he served as ESPN’s executive producer of NFL.com, NBA.com and NASCAR Online. He also served on the management team of eCompanies, LLC, an incubator which has incubated a number of companies including Jamdat Mobile Inc. (acquired by Electronic Arts Inc.), Business.com Inc. (acquired by R.H. Donnelley Corp.) and Boingo Wireless, Inc. (initial public offering). Mr. Sims serves as an advisor to the L.A. Dodgers Tech Accelerator and is a guest lecturer at the University of Southern California’s Marshall School of Business. Mr. Sims’ digital experience provides an important resource to the Board.

Mikel H. Williams has served as a member of the Board since October 2015. Mr. Williams has served as the Chief Executive Officer and a director of Targus International LLC, a privately held, leading global supplier of carrying cases and accessories for the mobile lifestyle, since February 2016. Mr. Williams formerly served as the Chief Executive Officer and a director of JPS Industries, Inc., a composite materials manufacturer, from 2013 until its sale in 2015. Prior to that, Mr. Williams was the President, Chief Executive Officer and a director of DDi Corporation, a leading provider of time-critical, technologically advanced electronics manufacturing services, from November 2005 until its sale in May 2012. Mr. Williams has also served in various management positions with several technology related companies in the manufacturing, telecommunications and professional services industries. Mr. Williams also serves on the board of directors of Centrus Energy Corp. (formerly USEC, until its bankruptcy restructuring in 2014) and Iteris, Inc. Mr. Williams formerly served on the board of Tellabs, Inc. until it was sold in 2013 and Lightbridge Communications Corp. until it was sold in February 2015. Mr. Williams received his B.S. degree from the University of Maryland in accounting and an M.B.A. from Georgetown University. Mr. Williams’s executive leadership experience provides an important resource to the Board.

Vote Required and Board of Directors’ Recommendation

Each director is elected by a plurality of the votes cast with regard to the election of directors. The persons named in the enclosed proxy will vote the proxies they receive FOR the election of the nominees named above, unless a particular proxy card withholds authorization to do so, or provides contrary instructions. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees receive the largest number of votes cast. Each of the nominees has indicated that he is willing and able to serve as a director. If, before the Annual Meeting, any nominee becomes unable to serve, an event that is not anticipated by the Board, the proxies will be voted for the election of whomever the Board may designate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

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PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Our Board has selected Marcum LLP (“Marcum”) as our independent public accounting firm for the fiscal year ending December 31, 2018, and has further directed that management submit the selection of independent public accounting firm for ratification by our stockholders at our Annual Meeting. Marcum has audited our financial statements since the fiscal year ended December 31, 2006. Representatives of Marcum are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Marcum as our independent public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and our Audit Committee (“Audit Committee”) will reconsider whether or not to retain Marcum. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

Audit and All Other Fees

The following table sets forth the aggregate fees for services provided to us by Marcum for the fiscal years ended December 31, 2016 and 2017:

	Fiscal 2016	Fiscal 2017
Audit Fees (1)	$730,650	$1,293,320
Audit-Related Fees (2)	46,055	122,569
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$776,705	$1,405,888

(1)	Audit Fees consist of audit and various attest services performed by Marcum LLP and include the following: (1) fees for fiscal 2016 include (a) reviews of our financial statements for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016 and (b) the audit of our financial statements for the year ended December 31, 2016 and (c) services rendered in connection with the filing of registration statements and underwriter comfort letters and (2) fees for fiscal 2017 include (a) reviews of our financial statements for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017 and (b) the audit of our financial statements for the year ended December 31, 2017 and (c) services rendered in connection with the filing of registration statements and underwriter comfort letters.

(2)	Audit-Related Fees consists of fees for assurance and related services performed by Marcum LLP that related to the performance of the audit or review of the Company's financial statements other than audit fees.

Audit Committee Pre-Approval Policy

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm’s independence. All services provided by Marcum during fiscal years 2016 and 2017 were pre-approved by the Audit Committee. The Audit Committee has considered the role of Marcum in providing services to us for the fiscal year ended December 31, 2017, and has concluded that such services are compatible with their independence as our auditors.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority in voting power of our common stock present in person or represented by proxy at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes will not result from the vote on Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

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PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK

Our Amended and Restated Certificate of Incorporation (“Restated Certificate”) currently authorizes the issuance of 40,000,000 shares of our common stock, par value $0.0001 per share. Our Board is proposing for approval by our stockholders an amendment to our Restated Certificate to increase the number of shares of our common stock we are authorized to issue from 40,000,000 shares to 100,000,000 shares. Our Restated Certificate also authorizes the issuance of 1,000,000 shares of preferred stock, par value $0.0001 per share, which would remain unchanged by the amendment to our Restated Certificate contemplated by this Proposal 3.

Background: Our Current Capitalization

As of May 31, 2018, with respect to our common stock, there were:

•	25,992,781 shares issued and outstanding;

•	821,816 shares issuable upon exercise of outstanding warrants with an exercise price per share of $17.50, all of which were exercisable as of such date;

•	508,463 shares issuable upon vesting of outstanding restricted stock units under the B. Riley Amended and Restated 2009 (the “Plan”) as of such date; and

•	744,613 shares issuable upon vesting of outstanding restricted stock units under the FBR & Co. 2006 Long-Term Stock Incentive Plan (the “FBR Stock Plan”); and

•	4,291,139 shares reserved for issuance pursuant to equity awards we may grant in the future under the Plan and the FBR Stock Plan.

Based on the above capitalization information, only 7,641,188 shares of our currently authorized common stock remained unissued and unreserved and available for future issuance as of May 31, 2018.

Reasons for the Proposed Increase to Our Authorized Shares of Common Stock

The Board has determined, in its business judgment, that an increase to the authorized shares of our common stock from 40,000,000 shares to 100,000,000 shares is in the best interests of the Company and our stockholders, and as a result the Board has unanimously approved such an increase, subject to stockholder approval, and has unanimously recommended that our stockholders approve such an increase by voting in favor of this Proposal 3. In making this determination and approval, the Board considered, among other things: our historical share issuance purposes and rates, as described below; our anticipated future share requirements; recent practices at other public companies; and a recommendation from our management.

The Board believes the proposed increase to the authorized shares of our common stock is desirable, and is requesting that our stockholders approve the increase, to provide us with the flexibility to issue our common stock as needed for any purpose the Board may approve in the future, which could include, for instance, raising capital; compensating employees or other service providers; effecting stock splits or dividends or other capitalization changes; acquiring assets, technologies or businesses; and other corporate purposes. If this Proposal 3 is approved, the newly authorized shares of our common stock would be issuable for any proper corporate purpose.

Historically, we have issued our common stock (or securities convertible into or exercisable or exchangeable for our common stock) for the following main reasons:

•	in connection with strategic transactions and relationships;

•	to raise capital;

•	as compensation to attract and retain our personnel through grants of equity awards; and

•	for other general corporate purposes.

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Since January 2015, we have issued common stock (or securities convertible into or exercisable or exchangeable for common stock) totaling [●] shares (on a fully diluted basis) for the reasons described above, and our Board may desire to use our common stock for these or other reasons in the future. Of these shares, since January 2015, we have granted equity awards for compensatory purposes for a total of [●] shares of our common stock (on a fully diluted basis), and the Board believes the availability of additional shares for future compensatory purposes is an important recruiting and retention tool.

Except with respect to the issuance of shares of our common stock upon the exercise or conversion of outstanding securities and in connection with the Plan and the FBR Stock Plan and awards granted thereunder, we currently have no specific understandings or commitments, oral or written, which would require us to issue a material amount of new shares of our common stock.

Possible Adverse Effects if this Proposal 3 Is Approved

If this Proposal 3 is approved by our stockholders, the Board would generally be able to issue the additional authorized shares in its discretion from time to time without further action by or approval of our stockholders, subject to and as limited by the rules and listing requirements of the Nasdaq Stock Market (“Nasdaq”) or any other then applicable securities exchange and the requirements of all applicable law.

Approval of this Proposal 3 could have the following adverse effects:

•	Increased Potential for Dilution. If approved, this Proposal 3 would result in our Board’s ability to issue the newly authorized shares of our common stock in the future in its discretion and without obtaining further stockholder approval. Because our stockholders do not have preemptive rights with respect to our common stock, they would not have preferential rights to purchase any additional shares we may issue in the future. Consequently, any issuance of additional shares of our common stock, unless such issuance is pro-rata among existing stockholders, would increase the number of outstanding shares of our common stock and decrease the ownership interest of our existing stockholders, as well as their percentage interest in the voting power, liquidation value and book value of our common stock. Depending on the terms of any such issuance, this dilution could be significant. At this time, it is impossible to predict the dilutive impact of future share issuances, if any. The level of any potential dilution would depend on a number of factors, including the price of our common stock at the time of any future issuance and the number of shares of our common stock then outstanding.

•	Anti-Takeover Effects. The availability of additional shares of our common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to effect a change in control of our Company or remove current management, which our stockholders might otherwise deem favorable. For example, without further stockholder approval, the Board could strategically sell shares of our common stock in a private transaction to purchasers that would oppose a change in control attempt or favor current management, or could more easily dilute the stock ownership of a person or group seeking to effect and change in the composition of the Board or contemplating a tender offer or other transaction that would result in our acquisition by another company. The anti-takeover effect of an increase to the authorized shares of our common stock would be in addition to (1) the provisions of Delaware law that may frustrate business combinations with large stockholders, and (2) other provisions in our Restated Certificate and our Bylaws that may also have an anti-takeover effect, such as certain advance notice requirements with respect to any stockholder proposals and nominations of director candidates, the lack of cumulative voting rights of our stockholders, the prohibition on our stockholders from taking action by written consent, and our ability to issue up to 1,000,000 shares of preferred stock with such rights, preferences and privileges as approved by our Board without obtaining stockholder approval.

Except as described above, we do not presently have any plans, intentions or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences, and the Board is not presently aware of any attempt, or contemplated attempt, to acquire control of our Company. Further, this Proposal 3 is not being presented with the design or intent that it be used to prevent or discourage a change in control or management or an acquisition attempt; however, stockholders should be aware that nothing would prevent the Board from taking any such actions that it deems consistent with its fiduciary duties.

Possible Adverse Effects if this Proposal 3 Is Not Approved

If this Proposal 3 is not approved by our stockholders, the number of shares of our common stock we would be authorized to issue would remain at its current level of 40,000,000 shares, and we would have only 7,641,188 shares of our common stock available for future issuance (based on our capitalization as of May 31, 2018, as described above).

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A failure to obtain the approval of our stockholders of this Proposal 3 could have the following adverse effects:

•	Inability to Consummate Strategic Transactions. In recent years, we have utilized our common stock as consideration for the acquisitions of MK Capital, United Online, FBR & Co., and Wunderlich Securities. The use of our common stock as acquisition consideration has significantly enhanced our ability to expand the scope of our business, and if we do not increase the total number of authorized shares of common stock, we will not be able to continue to pursue acquisitions as we have in the past. Failure to approve Proposal 3 could mean that we may not be able to execute our business plans or take advantage of future opportunities, and we may be forced to modify our business model, delay, scale back or eliminate some or all of our ongoing and planned investments and initiatives. Any of these outcomes could have a material adverse effect on our business, performance and prospects.

•	Inability to Raise Capital By Issuing Our Common Stock. In recent years, we have relied in part on issuances of equity securities to generate sufficient capital to support our operations. For example, we completed a public offering of our common stock in May 2016. Our capital requirements to support our existing operations, satisfy our commitments and pursue future growth depend on many factors, and we may need to raise additional funding through the issuance of equity or convertible debt securities in the near term. If this Proposal 3 is not approved by our stockholders, then we may not have sufficient authorized and unreserved shares of our common stock to pursue such capital-raising transactions if and when market conditions and other factors make these funds available, in which case we may not be able to execute our business plans or take advantage of future opportunities, and we may be forced to modify our business model, implement cost-cutting measures, delay, scale back or eliminate some or all of our ongoing and planned investments and initiatives, or reduce or cease our operations entirely. Any of these outcomes could have a material adverse effect on our business, performance and prospects.

•	Lack of Flexibility to Use Equity for Other Valid Purposes. As described above, the Board believes this increase to the authorized shares of our common stock would provide us with needed flexibility to issue the newly authorized shares in the future when and as necessary and on a timely basis. This flexibility would allow us to take advantage of favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for each separate transaction or issuance. If this Proposal 3 is not approved by our stockholders, our Board would have significantly limited ability to issue equity at its discretion in the future, which could result in, among other things, difficulties retaining and recruiting executives and other personnel consistent with our business plans or an inability to effect potential future strategic transactions or acquisitions efficiently and when desired or otherwise believed to be advantageous to us.

Rights of Additional Authorized Shares of Common Stock

The additional authorized shares of our common stock, if and when issued, would be part of our existing class of common stock and would have the same rights, preferences and privileges as the shares of common stock that are currently issued and outstanding.

Text and Effectiveness of the Increase to Our Authorized Shares of Common Stock

We propose to effect the increase to the authorized shares of our common stock by amending Article IV(A) of our Restated Certificate to read in its entirety as follows:

“The total number of shares of capital stock which the Corporation shall have the authority to issue is One Hundred One Million (101,000,000) shares, such shares being divided into One Hundred Million (100,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and One Million (1,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

The only change to the language of Article IV(A) being voted on in this Proposal 3 is to increase the total number of shares of our common stock we may issue from 40,000,000 shares to 100,000,000 shares, and consequently the total number of shares of stock we may issue by the same amount. Other than as set forth above, our Restated Certificate as currently in effect would remain unchanged by the amendment to effect the authorized share increase contemplated by this Proposal 3.

If this Proposal 3 is approved and adopted by our stockholders at the Annual Meeting, the increase to our authorized shares contemplated hereby would become effective upon our filing of a Certificate of Amendment to our Restated Certificate with the Secretary of State of the State of Delaware reflecting the amendment to Article IV(A) thereof as set forth above, or at such other date and time as may be specified in the Certificate of Amendment. Subject to the discretion of the Board to abandon the authorized share increase contemplated by this Proposal 3, as described below, we expect to file such an amendment with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval.

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Board Discretion to Abandon the Increase to Our Authorized Shares of Common Stock

Even if this Proposal 3 is approved by our stockholders, the Board retains the discretion to abandon the increase to the authorized shares of our common stock as contemplated hereby, if it determines such an abandonment to be in the best interests of the Company and our stockholders.

No Appraisal Rights

Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Restated Certificate to increase the number of authorized shares of our common stock we are authorized to issue.

Vote Required and Board of Directors’ Recommendation

Proposal 3 must be approved by the affirmative vote of a majority of the issued and outstanding shares of our common stock as of the record date for the Annual Meeting, which is required by applicable law. As a result, abstentions will have the same effect as a vote against this proposal because of the nature of this voting requirement, and broker non-votes are not expected to occur on this proposal because brokers and other nominees will be entitled to vote uninstructed shares held in street name on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF

AN AMENDMENT TO OUR RESTATED CERTIFICATE

TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK

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PROPOSAL NO. 4

APPROVAL OF THE COMPANY’S
2018 EMPLOYEE STOCK PURCHASE PLAN

General

The stockholders are being asked to approve the Company’s 2018 Employee Stock Purchase Plan (the “ESPP”) and the reservation of 750,000 shares for issuance under the ESPP. The purpose of the ESPP is to allow the Company to provide eligible employees of the Company and its participating parents and subsidiaries with the opportunity to purchase Common Stock of the Company at a discount from the then current market price through payroll deductions. The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code.

The Company’s ESPP was adopted by the Board of Directors on June 7, 2018. Under the ESPP, eligible employees may authorize payroll deductions of up to 10% of eligible compensation for the purchase of Common Stock during each semi-annual purchase period.

The Board of Directors recommends a vote FOR the approval of the ESPP and the reservation of 750,000 shares for issuance under the ESPP.

A general description of the ESPP is set forth below, but the summary is qualified in its entirety by reference to the full text of the ESPP. A copy of the ESPP is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Administration

The ESPP may be administered by the Board or a committee of the Board. It is anticipated the Compensation Committee will serve as Plan Administrator. The Compensation Committee, as Plan Administrator, has full authority to adopt such rules and procedures as it may deem necessary for the proper plan administration and to interpret the provisions of the ESPP. To the extent permitted by applicable law, the Compensation Committee may delegate its authority under the ESPP.

Shares Available Under the ESPP

A total of 750,000 shares of Common Stock are authorized for purchase over the term of the ESPP, subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event.

Offering Periods

The ESPP is anticipated to be implemented by one offering period during each six-month period beginning each Janaury 1 and July 1. However, the initial offering period is anticipated to run from September 1, 2018 to December 31, 2018. The Plan Administrator may alter the duration of future offering periods in advance without stockholder approval. Each participant is granted a separate purchase right to purchase shares of Common Stock for each offering period in which he or she participates. Purchase rights under the ESPP are granted on the start date of each offering period in which the participant participates and are automatically exercised on the last day of the offering period. Each purchase right entitles the participant to purchase the whole number of shares of Common Stock obtained by dividing the participant’s payroll deductions for the offering period by the purchase price in effect for such period.

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Eligibility

Except as described in this paragraph with respect to certain foreign employees, all employees of the Company and any designated parent or subsidiary who are regularly expected to work for more than 20 hours per week for more than five months per calendar year and who have been employed for such continuous period as the Plan Administrator may require (which period must be less than two years) are eligible to participate in the ESPP. An eligible employee may only join an offering period in advance of the start date of that period. Designated parents and subsidiaries include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Plan Administrator, to extend the benefits of the ESPP to their eligible employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) are ineligible to participate in the ESPP if his or her participation is prohibited under the laws on the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the ESPP or an offering to violate Section 423 of the Code.

As of April 10, 2018, approximately 760 employees would be eligible to participate in the ESPP, including all of our executive officers except for our Chief Executive Officer who holds more than 5% of our outstanding common stock.

Purchase Provisions

Each participant in the ESPP may authorize periodic payroll deductions that may not exceed 10% of his or her compensation, which is generally defined in the ESPP to include the regular U.S. payroll base salary, cash bonuses, draws, wages, commissions and overtime in effect at the beginning of the offering period, exclusive of any payments for reimbursements or other expense allowances, loan forgiveness, fringe benefits (cash or non-cash), moving expenses, deferred compensation, or contributions (other than contributions under a 401(k) or cafeteria plan). A participant may reduce his or her rate of payroll deductions during an offering period, subject to the rules set by the Plan Administrator.

On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase shares of Common Stock at the purchase price in effect for that period.

Purchase Price

The purchase price per share at which Common Stock is purchased on the participant’s behalf for each offering period is equal to 85% of the fair market value per share of common stock on the last day of such offering period.

Valuation

The fair market value of the Common Stock on a given date is the closing sales price of the Common Stock on The NASDAQGM as of such date. As of May 31, 2018, the fair market value of a share of the Company’s Common Stock as reported on The NASDAQGM was $21.20.

Special Limitations

The ESPP imposes certain limitations upon a participant’s right to acquire Common Stock, including the following limitations:

•	No purchase right may be granted to any individual, immediately after such grant, would own stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•	No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year.

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Termination of Purchase Rights

A participant’s purchase right immediately terminates upon such participant’s loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates are refunded. A participant may withdraw from an offering period by giving advance notice prior to the end of that period and his or her accumulated payroll for the offering period in which withdrawal occurs may be refunded.

Assignability

No purchase right will be assignable or transferable (other than by will or the laws of descent and distribution) and will be exercisable only by the participant.

Corporate Transaction

In the event of a proposed sale of all or substantially all of the assets of the Company or certain mergers, (each, a “Corporate Transaction”) during an offering period, all outstanding purchase rights shall be assumed by the successor corporation (or a parent or subsidiary thereof), unless the Plan Administrator determines, in its sole discretion, to shorten the offering period then in-effect to a new purchase date. If the Plan Administrator shortens the offering period then in progress to a new purchase date, the Plan Administrator will provide notice to each participant that (i) his or her purchase right will be automatically exercised on the new purchase date or (ii) the Company will pay to him or her, on the new purchase date, cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the difference in the fair market value of the shares of Common Stock covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date.

Changes in Capitalization

In the event any change is made to the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, other increases or decreases in the number of shares of Common Stock outstanding effected without the Company’s receipt of consideration or similar transactions, appropriate adjustments will be made to (i) the maximum number of securities issuable under the ESPP and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Amendment and Termination

The ESPP will generally terminate ten (10) years following the date of the original adoption of the ESPP.

The Plan Administrator may at any time terminate or amend the ESPP. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

New Plan Benefits

Because the number of shares of Common Stock issued under the ESPP depends on the level of participation by its participants, we cannot determine the number of shares of Common Stock that may be awarded in the future to eligible employees.

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Federal Income Tax Consequences

The following summary briefly describes U.S. federal income tax consequences of rights under the ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, participants should not rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of rights under the ESPP. Nothing in this Proxy Statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to the Company under U.S. federal tax law is not intended to imply that the Company will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company in connection with the grant or exercise of an outstanding purchase right.

Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which such shares were acquired and more than one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority in voting power of our common stock present in person or represented by proxy at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes will not result from the vote on Proposal No. 4.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 2018 EMPLOYEE STOCK PURCHASE PLAN

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The corporate governance guidelines are available for review on our website at http://ir.brileyfin.com/corporate-governance.

Director Independence

Our Board has unanimously determined that six (6) of our directors, Messrs. Antin, D’Agostino, Sheldon, Sims, Todaro and Williams, a majority of the Board, are “independent” directors as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). In addition, based upon such standards, the Board determined that Messrs. Riley, Gumaer, Kelleher and Wunderlich are not “independent” because of their service as employees of the company. Further, the Board determined that Richard Hendrix, who served as a director until October 2017, was not “independent” because of his service as an employee of the Company.

Nominations for Directors

Our Corporate Governance Committee (“Corporate Governance Committee”) evaluates and recommends to the Board of Directors director nominees for each election of directors. In fulfilling its responsibilities, the Corporate Governance Committee considers the following factors: (i) demonstrated personal integrity and moral character; (ii) willingness to apply sound and independent business judgment for the long-term interests of the stockholders; (iii) relevant business or professional experience, technical expertise or specialized skills; (iv) personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative Board responsive to the Company’s needs; and (v) ability to commit sufficient time to effectively carry out the substantial duties of a director. The Corporate Governance Committee and the Board will not consider as a director candidate anyone who is an officer, director or principal of an enterprise which is in substantial competition with the Company. Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board must, and believes that it is preferable that more than one member of the Board should, meet the criteria for an “audit committee financial expert” as defined by SEC rules. Further, although the Company does not have a formal diversity policy, the Corporate Governance Committee seeks to nominate a board of directors that brings to the Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. If the Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, the committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Corporate Governance Committee reviews all nominees, including those recommended by stockholders, for nomination by the Board in accordance with the above requirements and qualifications to determine whether they possess attributes the Corporate Governance Committee believes would be most beneficial to the Company. The Corporate Governance Committee will select qualified candidates and make its recommendations to the Board, which will formally decide whether to nominate the recommended candidates for election to the Board. Stockholders may recommend nominees for consideration by the Corporate Governance Committee by submitting the names and the following supporting information to the Company’s Secretary: Corporate Secretary, Stockholder Nominations, B. Riley Financial, Inc., 21255 Burbank Blvd., Suite 400, Woodland Hills, California 91367. The submissions should include a current resume of the candidate and statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate.

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Our Bylaws provide that any stockholder who is entitled to vote at the annual meeting of our stockholders and who complies with the notice requirements described below may nominate persons for election to the Board of Directors. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days or more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials (or, in the absence of proxy materials, our notice of meeting) for the previous year’s annual meeting of stockholders. However, if our annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be delivered to our corporate secretary at our principal executive offices not earlier than the close of business the 90th day prior to such annual meeting and not later than the later of (1) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

The stockholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of our capital stock which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of our capital stock which are beneficially owned by the stockholder, (iii) a representation that the stockholder is a holders of record of our capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination. These notice requirements are deemed satisfied if the stockholder notifies us that he or she intends to present a nomination at the annual meeting in compliance with SEC rules and such stockholder’s nomination has been included in a proxy statement that has been prepared by us.

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Corporate Secretary, Stockholder Communications of B. Riley Financial, Inc., 21255 Burbank Blvd., Suite 400, Woodland Hills, California 91367. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should indicate in the address whether the communication is intended for the entire Board, the non-management directors as a group or an individual director. Each communication will be screened by the Secretary or his designee to determine whether it is appropriate for presentation to the Board or such director(s). Examples of inappropriate communications include junk mail, spam, mass mailings, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined to be appropriate for presentation to the Board or the director(s) to whom it is addressed will be submitted to the Board or such director on a periodic basis. Any communications that concern complaints regarding accounting, internal controls or auditing matters will be handled in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available for review on our website at http://ir.brileyfin.com/corporate-governance, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at B. Riley Financial, Inc., 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and all of our other principal executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur apart from meetings of the Board and committees of the Board.

Meeting Attendance

Our Board normally meets quarterly, but may hold additional meetings as required. During fiscal year 2017, the Board held five regularly scheduled meetings. Each of our directors attended at least 75% of the Board meetings he was eligible to attend and each director attended at least 75% of the meetings of each committee of the Board on which he was serving. We do not have a policy requiring that directors attend our annual meeting of stockholders. Nine of our directors attended our 2017 annual meeting of stockholders.

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Committees of the Board of Directors

Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

Audit Committee

Our Audit Committee is composed of Messrs. Richard L. Todaro (Chairperson), Todd D. Sims and Mikel H. Williams. Our Board has affirmatively determined that each member of the Audit Committee during 2017 was, and each current member is, independent under Nasdaq Marketplace Rule 5605(a)(2), and meets all other qualifications under Nasdaq Marketplace Rule 5605(c) and the applicable rules of the SEC. Our Board has also affirmatively determined that Richard L. Todaro qualifies as an “audit committee financial expert” as such term is defined in Regulation S-K under the Securities Act of 1933. During 2017, the Audit Committee held four meetings. The Audit Committee acts pursuant to a written charter, which is available for review on our website at http://ir.brileyfin.com/corporate-governance. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent auditors. The Board expects that Mr. _____ will be appointed as a new member of this committee upon the end of Mr. Todaro’s term as a director at the Annual Meeting.

Compensation Committee

Our Compensation Committee is composed of Messrs. Robert D’Agostino (Chairperson), Robert L. Antin and Michael J. Sheldon. Messrs. Todd D. Sims and Mikel H. Williams served as members of the Compensation Committee until August 18, 2017 at which point in time Mr. Antin and Mr. Sheldon became members of the Compensation Committee. The Board has affirmatively determined that each member of the Compensation Committee during 2017 was, and each current member is, independent as such term is defined under Nasdaq Marketplace Rule 5605(a)(2) and the applicable rules of the SEC. During 2017, the Compensation Committee held two meetings. The Board has adopted a charter for the Compensation Committee (the “Compensation Committee Charter”), which is available for review on our website at http://ir.brileyfin.com/corporate-governance. The Compensation Committee reviews and makes recommendations to the Board concerning the compensation and benefits of our executive officers, including the chief executive officer, and directors, oversees the administration of our stock incentive and employee benefits plans and reviews general policies relating to compensation and benefits.

Corporate Governance Committee

Our Corporate Governance Committee is composed of Messrs. Richard L. Todaro, Robert D’Agostino and Mikel H. Williams (Chairperson). Todd D. Sims served as a member of the Corporate Governance Committee until August 18, 2017 at which point in time Mr. Williams became a member of the Corporate Governance Committee replacing Mr. Todaro as the Chairperson. The Board has affirmatively determined that each member of the Corporate Governance Committee during 2017 was, and each current member is, independent as such term is defined under Nasdaq Marketplace Rule 5605(a)(2). The Corporate Governance Committee evaluates and recommends to the Board nominees for each election of directors. During 2017, the Corporate Governance Committee held one meeting. The Board has adopted a charter for the Corporate Governance Committee (the “Corporate Governance Committee Charter”), and a copy of that charter is available for review on our website at http://ir.brileyfin.com/corporate-governance. The responsibilities of the Corporate Governance Committee include making recommendations to the Board with respect to the nominations or elections of directors and providing oversight of our corporate governance policies and practices.

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines and Bylaws, the Board may, but is not required to, select a Chairman of the Board on an annual basis. In addition, the positions of Chairman of the Board and Chief Executive Officer may be filled by one individual or two different individuals. Mr. Riley, our Chief Executive Officer, currently serves as Chairman of our Board.

The Board has determined that its current structure, with a combined Chairman and Chief Executive Officer and independent directors as members of each Board committee, is in the best interests of our company and our stockholders. The Board believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for our company given Mr. Riley’s in-depth knowledge of many of the businesses and industries in which we operate, his ability to formulate and implement strategic initiatives, and his extensive contact with and knowledge of certain of our customers. In addition, as a member of our Board of Directors since 2009, Co-Chief Executive Officer of B. Riley FBR, Inc. (formerly FBR Capital Markets & Co., LLC), Chairman of B. Riley & Co., LLC since founding the stock brokerage firm in 1997 and Chief Executive Officer of B. Riley & Co., LLC from 1997 to 2006, Mr. Riley provides important continuity in the operation of our business and its oversight by our Board. His knowledge and experience, as well as his role as our Chief Executive Officer, provide that he is in a position to elevate the most critical business issues for consideration by our independent directors.

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We believe that the independent nature of the Board committees, as well as the practice of our independent directors regularly meeting in executive session without Mr. Riley, Mr. Gumaer, Mr. Kelleher, Mr. Wunderlich or other members of our management present, ensures that our Board maintains a level of independent oversight of management that we believe is appropriate for our company. We do not have a lead independent director; however, pursuant to our Corporate Governance Guidelines, the Board may at any time decide to appoint a Presiding Director to provide leadership of executive sessions of the Board and consult with the Chairman with respect to matters to be brought before the Board, should it believe that such an appointment would be beneficial to the company and its stockholders.

Board Role in Risk Management

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. These committees then provide reports to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include strategic, operational, financial and reporting, succession and compensation, and other risks. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors as required.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risks and exposures associated with our business strategy and other current matters that may present material risk to our financial performance, operations, prospects or reputation.

Audit Committee	Overall risk management profile and policies with respect to risk assessment and risk management, material pending legal proceedings involving the Company, other contingent liabilities, as well as other risks and exposures that may have a material impact on our financial statements.

Compensation Committee	Risks and exposures associated with management succession planning and executive compensation programs and arrangements, including incentive plans.

Corporate Governance Committee	Risks and exposures associated with director succession planning, corporate governance, and overall board effectiveness.

Certain Relationships and Related Party Transactions

Other than as described below, since the beginning of fiscal year 2017, there were no transactions to which we were or are a party or currently proposed transactions which we are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or member of such person’s immediate family had or will have a direct or indirect material interest.

John Ahn, President of our subsidiary Great American Capital Partners, LLC, is the brother of Phillip J. Ahn, one of our executive officers. Mr. J. Ahn was also President of B. Riley & Co, LLC until September 2016. Mr. J. Ahn’s total compensation, consisting of base salary, bonus, commissions, and restricted stock unit grants in fiscal year 2017 for services rendered to us was $1,105,518, including the receipt of restricted stock unit grants of 15,348 of our common shares with a grant date fair value of $247,185, calculated in accordance with FASB ASC 718, that vests as follows: 2,445 of such restricted stock units vest one-third on each of January 31, 2018, January 31, 2019, and January 31, 2020, and 12,903 of such restricted stock units vest one-third on each of May 24, 2018, May 24, 2019 and May 22, 2020, subject to the individual’s Continuous Service (as defined in our Amended and Restated 2009 Stock Incentive Plan) through the applicable vesting date. Mr. J. Ahn participates in various of our employee benefit programs, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under the plans generally available to all other salaried employees.

Agreements with Richard Hendrix

Richard Hendrix served as a member of our Board from June 1, 2017 until October 13, 2017. On February 17, 2017, in connection with our acquisition of FBR, we entered into an employment agreement with Mr. Hendrix. That agreement provided that Mr. Hendrix would serve as a member of our Board and President and Chief Executive Officer of our brokerage business. Under the agreement Mr. Hendrix was entitled to receive an annual base salary of $750,000 and be eligible to receive an annual bonus based on specified performance criteria. The agreement also provided that upon a termination of employment without cause or by Mr. Hendrix for good reason, in addition to any earned but unpaid amounts for service prior to the date of termination, Mr. Hendrix would be entitled to: (i) a payment equal to 1.5 times the sum of the annual salary paid and the average annual incentive bonuses earned in the two completed fiscal years prior to the date of termination, which, prior to a change in control and prior to the first anniversary of the closing date, was not to be less than $1.5 million; (ii) a pro rata annual incentive payment based on annualized financial performance of the brokerage business for the fiscal year; (iii) immediate vesting of certain equity awards; and (iv) three years of health insurance coverage. In addition, the agreement contained restrictive covenants prohibiting the disclosure of confidential information and, during the term of his employment and for a 12-month period following the termination of his employment by, competing with our brokerage business and soliciting the employees and customers of B. Riley & Co., LLC and its affiliates. Subsequently, on July 3, 2017, in connection with the termination of Mr. Hendrix’s employment, we entered into a Severance Agreement and General Release and a Consulting Services Agreement (together, the “Separation Agreements”). Under the Separation Agreements, in consideration for a general release of claims and a termination of our obligations under the employment agreement, Mr. Hendrix received a one-time payment of $500,000 and accelerated vesting of all of his outstanding equity awards other than certain performance-based equity awards. Mr. Hendrix also agreed to continue to abide by the non-solicitation and confidentiality obligations of his employment agreement and to provide ongoing consulting services for a twelve month period for which his compensation is $50,000 per month plus certain specified commission opportunities.

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Agreements with Gary K. Wunderlich, Jr.

Employment Agreement. In connection with our acquisition of Wunderlich Securities, we entered into an employment agreement with entry into the Merger Agreement, Mr. Wunderlich entered into an employment agreement with Gary Wunderlich. Upon closing of that transaction on July 3, 2017, Mr. Wunderlich became a member of our Board. Mr. Wunderlich’s employment agreement provides that, beginning on July 3, 2017, Mr. Wunderlich will serve as Chief Executive Officer of Wunderlich and Wunderlich Securities, Inc., a wholly owned subsidiary of Wunderlich, for a fixed employment term ending on July 3, 2020, except that if there is a “change in control”, the term will automatically extend so as to be at least two years from the date of such change in control. Under his agreement, Mr. Wunderlich receives a base salary at a minimum rate of $500,000 per annum; is eligible to participate in our incentive compensation and benefit plans; and received an award of restricted stock units in respect of shares of our Common Stock having an aggregate grant date fair market value equal to $1.5 million, which award will vest in five equal annual installments on each of the first five anniversaries of July 3, 2017, subject to continued employment. The agreement also provides for an award of restricted stock units in an amount not to exceed $1 million on or about July 3, 2019, subject to Mr. Wunderlich’s continued employment through the grant date and the achievement of certain performance goals related to gross revenue, which award will vest in three equal installments on each of the first three anniversaries of the grant date, subject to continued employment.

Upon a termination of employment without cause or by Mr. Wunderlich with good reason, in addition to any earned but unpaid amounts for service prior to the date of termination, Mr. Wunderlich will be entitled to: (i) a payment equal to 1.5 times the sum of the annual salary paid and the average annual incentive bonuses and commissions earned in the three completed fiscal years prior to the date of termination (which amount, prior to a change in control, will not exceed $4 million); (ii) a pro rata annual incentive payment based on actual performance; (iii) immediate vesting of outstanding equity awards, other than certain performance awards, which will remain eligible to vest based on the achievement of the applicable performance goals; (iv) 24 months of health insurance coverage; and (v) if such termination of employment occurs prior to the grant of the performance-based restricted stock unit award described above, a cash payment equal to $1 million. Upon a termination of employment due to Mr. Wunderlich’s death or disability, in addition to any earned but unpaid amounts for service prior to the date of termination, Mr. Wunderlich will be entitled to a pro rata annual incentive payment, the vesting of outstanding equity awards (generally as described in clauses (ii) and (iii) above), and, if applicable, the payment described in clause (v) above.

In addition, the agreement contains restrictive covenants prohibiting the disclosure of confidential information and, during the term of his employment and for a 12-month period following the termination of his employment with or without cause or his resignation with or without good reason, competing with our business in the wealth management, investment advisory, capital markets, financial advisory, and/or institutional sales and trading businesses and soliciting our employees and customers.

Lock-Up Agreement. In connection with our acquisition of Wunderlich Securities, we also entered into a lock-up agreement with Mr. Wunderlich under which he agreed not to transfer any shares of our Common Stock for a period of two years (other than a bona fide pledge). The lock-up agreement, however, permits Mr. Wunderlich to transfer up to 10% of the shares of our Common Stock he received in the transaction during each year of the lock-up agreement.

Registration Rights Agreement. In connection with our acquisition of Wunderlich Securities, we also entered into the registration rights agreement with Mr. Wunderlich which provides him certain rights to require that we register for resale the shares he received in that transaction.

Escrow Agreement

On July 31, 2009, Andrew Gumaer and the other individual who was then a member of GAG, LLC, contributed all of their membership interests of GAG, LLC to us, which we refer to as the contribution, in exchange for our common shares and subordinated unsecured promissory notes issued in favor of Mr. Gumaer, the other member and the phantom equityholders of GAG, LLC. Concurrently with the contribution, Alternative Asset Management Acquisition Corp., which we refer to as AAMAC, merged with and into AAMAC Merger Sub, Inc., our subsidiary, which transaction, together with the contribution, we refer to as the AAMAC acquisition.

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In connection with the consummation of the AAMAC acquisition, we entered into an escrow agreement, dated as of July 31, 2009, which we refer to as the escrow agreement, with AAMAC, GAG, LLC, Andrew Gumaer, as representative of the members and phantom equityholders of GAG, LLC, and Continental Stock Transfer & Trust Company, as escrow agent, to provide a fund (a) to secure the indemnification obligations of GAG, LLC to AAMAC against losses that we, as the surviving entity of the AAMAC acquisition, may sustain as a result of (i) the inaccuracy or breach of any representation or warranty made by GAG, LLC in the acquisition agreement relating to the AAMAC acquisition or any schedule or certificate delivered by GAG, LLC in connection with such agreement and (ii) the non-fulfillment or breach of any covenant or agreement made by GAG, LLC in such agreement, (b) to offset against any working capital shortfall pursuant to the acquisition agreement relating to the AAMAC acquisition or (c) to offset against any inventory amount shortfall. Pursuant to the escrow agreement, among other things, Mr. Gumaer and as the other member of GAG, LLC placed in escrow an aggregate of 66,000 of our common shares, which we refer to as the escrowed indemnification shares.

The escrowed indemnification shares currently remain in escrow and are reserved to offset against any inventory amount shortfall pursuant to the escrow agreement until the date that all of the specified inventory assets of GAG, LLC is sold. These shares will remain in escrow until such claims are resolved, at which time the remaining escrowed indemnification shares shall be promptly returned to Mr. Gumaer and the other member.

Procedures for Approval of Related Party Transactions

Under its charter, the Audit Committee is charged with reviewing all potential related party transactions. Our policy has been that the Audit Committee, which is comprised solely of independent, disinterested directors, reviews and then recommends such related party transactions to the entire Board for further review and approval. All such related party transactions are then required to be reported under applicable SEC rules. Aside from this policy, we have not adopted additional procedures for review of, or standards for approval of, related party transactions, but instead review such transactions on a case-by-case basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from such reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were met in a timely manner.

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EXECUTIVE COMPENSATION

Executive officers are elected by our Board and serve at its discretion. There are no family relationships between any director or executive officer and any other directors or executive officers. Set forth below is information regarding our executive officers as of May 31, 2018.

Name	Position	Age
Bryant R. Riley	Chairman and Chief Executive Officer	51
Thomas J. Kelleher	President	50
Phillip J. Ahn	Chief Financial Officer and Chief Operating Officer	48
Andrew Gumaer	Chief Executive Officer of GAG, LLC	57
Alan N. Forman	Executive Vice President, General Counsel and Secretary	57
Howard Weitzman	Senior Vice President, Chief Accounting Officer	56

Messrs. Riley, Kelleher and Gumaer’s biographical information is included with those of the other members of our Board.

Phillip J. Ahn has served as our Chief Financial Officer and Chief Operating Officer since April 2013 and previously served as our Senior Vice President, Strategy and Corporate Development from February 2010 to April 2013. Prior to joining B. Riley, Mr. Ahn served as Vice President of Altpoint Capital Partners from June 2009 to February 2010 and as Vice President of Stone Tower Equity Partners from June 2007 to June 2009. Prior to 2007, Mr. Ahn served as Senior Investment Officer at the NY State Common Retirement Fund and also held investment banking positions at both Salomon Smith Barney and CIBC World Markets. Prior to starting his investment banking career, Mr. Ahn was a research analyst at Standard & Poor’s J.J. Kenny division. Mr. Ahn received his Bachelor of Arts in Economics from the University of Michigan in 1992 and his MBA in Finance from Columbia University in 1997, graduating with Beta Gamma Sigma honors. Mr. Ahn is a CFA charterholder and member of the CFA Society New York.

Alan N. Forman has served as our Executive Vice President, General Counsel and Secretary since May 2015. Prior to joining us, Mr. Forman served as Senior Vice President and General Counsel of STR Holdings, Inc. from April 2012 until May 2015, and as Vice President and General Counsel from May 2010 to April 2012. Mr. Forman was also a partner at Brown Rudnick LLP from May 1998 to May 2010. Mr. Forman brings extensive experience in corporate and securities law including intellectual property, licensing agreements, financing transactions, corporate governance, and mergers and acquisitions. Mr. Forman holds a B.A. in Economics from Emory University and a J.D. from the George Washington University Law School.

Howard Weitzman has served as our Senior Vice President, Chief Accounting Officer since December 2009. Prior to December 2009, Mr. Weitzman served as a Senior Manager in the SEC Services Group in the audit practice at Moss Adams, LLP and also worked twelve years in public accounting at two “Big 4” accounting firms, most recently as a Senior Manager in the financial services audit practice of Deloitte & Touche, LLP. Mr. Weitzman also held various senior financial management positions, with Banner Holdings, Inc. as the Chief Financial Officer of Central Financial Acceptance Corporation and Controller and Principal Accounting Officer of Central Rents, Inc. Mr. Weitzman also served as a Senior Vice President and Chief Financial Officer of Peoples Choice Financial Corporation. Mr. Weitzman received a B.S. in Accounting from California State University, Northridge and is a California licensed Certified Public Accountant.

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Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our named executive officers during fiscal 2017, 2016 and 2015.

					Non-Equity
				Stock	Incentive Plan
Name and Principal			Bonus ($)	Awards ($)	Compensation
Position (1)	Year	Salary ($)	(2) (3)	(4)	($) (5)	Total ($)
Bryant R. Riley	2017	363,462	224,384	600,005	1,086,963	2,274,814
Chairman and Chief	2016	300,000	500,000	388,057	600,000	1,788,057
Executive Officer	2015	300,000	-	380,198	471,984	1,152,182

Phillip J. Ahn	2017	347,115	56,096	300,003	583,739	1,286,953
Chief Financial Officer	2016	325,000	-	194,033	650,000	1,169,033
and Chief Operating	2015	325,000	-	190,099	511,316	1,026,415
Officer

Andrew Gumaer	2017	342,308	149,589	437,911	644,126	1,573,934
Chief Executive Officer	2016	300,000	500,000	242,537	600,000	1,642,537
of GAG, LLC	2015	300,000	-	237,624	471,984	1,009,608

Thomas J. Kelleher	2017	399,807	95,044	437,911	702,843	1,635,605
President	2016	372,926	-	242,537	745,852	1,361,315
	2015	372,926	-	237,624	586,717	1,197,267

Alan N. Forman	2017	317,789	56,096	224,998	543,482	1,142,365
Executive Vice President	2016	301,923	-	145,520	600,000	1,047,443
and General Counsel	2015	183,462	-	142,678	200,000	526,140

(1)	The table above summarizes the total compensation earned by each of our named executive officers for the fiscal years ended December 31, 2017, 2016 and 2015. As our employees, none of Messrs. Riley, Gumaer or Kelleher, each of whom were directors during all or a portion of the fiscal years ended December 31, 2017, 2016 and 2015, received any compensation for his services as a director.
(2)	Bonus amounts in 2017 and 2016 were discretionary bonuses for named executive officers approved by the Compensation Committee.
(3)	Bonus amounts in 2015 were made under our incentive plans and are reported in the “Non-equity Incentive Plan Compensation” column of the Summary Compensation Table.
(4)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of restricted stock unit grants granted during the applicable fiscal year. The assumptions used in the calculations for these amounts are described in Note 16 of the Notes to Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended December 31, 2017. For a discussion of the material terms of each outstanding restricted stock unit grant, see the table below entitled “Outstanding Equity Awards at Fiscal Year End.”
(5)	The amounts listed in this column include non-equity incentive compensation earned by and paid to each of our named executive officers for the fiscal years ended December 31, 2017, 2016 and 2015.

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Grants of Plan-Based Awards

Table for 2017

The following table presents information concerning each grant made to our named executive officers in our fiscal year ended December 31, 2017, under any equity or non-equity incentive plan.

					All Other
		Estimated Future Payouts under Non-Equity			Stock
		Incentive Plan Awards			Awards:
					Number of	Grant Date
	Grant Date	Threshold	Target	Maximum	Units of	Fair Value
Name	(2)	($)	($)	($)	(#)	($) (1)
Bryant R. Riley	6/13/2017	112,500	675,000	1,350,000	38,710	600,005

Phillip J. Ahn	6/13/2017	90,625	362,500	725,000	19,355	300,003

Andrew Gumaer	6/13/2017	100,000	400,000	800,000	24,194	375,007

Thomas J. Kelleher	6/13/2017	109,116	436,463	872,926	24,194	375,007

Alan N. Forman	6/13/2017	84,375	337,500	675,000	14,516	224,998

(1)	Represents the grant date fair value, which has been computed in accordance with FASB ASC Topic 718.

(2)	On June 13, 2017, we granted Messrs. Riley, Ahn, Gumaer, Kelleher and Forman RSU awards as a component of their annual compensation for the fiscal year ended December 31, 2017, scheduled to vest one-third on May 24, 2018, one-third on May 24, 2019 and one-third on May 22, 2020, subject to continued employment with our company. Each RSU awarded represents the right to receive one share of our common stock.

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Outstanding Equity Awards at December 31, 2017

The following table provides information concerning outstanding equity awards held by our named executive officers as of December 31, 2017.

	Number of	Market Value of
	Units of Stock	Units of Stock
	That Have Not	That Have Not
	Vested	Vested
Name	(#)(1)	($)(2)
Bryant R. Riley	65,714	1,189,423

Phillip J. Ahn	32,857	594,712

Andrew Gumaer	41,072	743,403

Thomas J. Kelleher	41,072	743,403

Alan N. Forman	24,642	446,020

(1)	Represent awards of restricted stock units granted under our Amended and Restated 2009 Stock Incentive Plan. Such awards in the amount of 27,004, 13,502 16,878, 16,878 and 10,126 vest for Messrs. Riley, Ahn, Gumaer, Kelleher and Forman on one-half on May 24, 2018 and one-half on May 24, 2019. In addition, such awards in the amount of 38,710, 19,355, 24,194, 24,194 and 14,516 for Messrs. Riley, Ahn, Gumaer, Kelleher and Forman vest one-third on May 24, 2018, one-third on May 24, 2019 and one-third on May 22, 2020.

(2)	The market value of awards of restricted stock units that have not yet vested is based on the number of unvested shares of stock as of December 31, 2017, multiplied by the closing sale price of our common shares on December 31, 2017 ($18.10 per share).

Stock Vested

The following table provides information on the value realized by each of our named executive officers as a result of the exercise of stock options and vesting of RSUs during 2017.

	Number of
	Shares	Value Realized
Name	Acquired on	on Vesting
(1)	(#)	($)
Bryant R. Riley	26,201	422,766

Phillip J. Ahn	13,101	211,390

Andrew Gumaer	16,375	264,219

Thomas J. Kelleher	16,375	264,219

Alan N. Forman	9,759	157,321

(1)	RSUs of Mr. Riley, Ahn, Gumaer, Kelleher and Forman vested in 2017 as follows: 13,503, 6,752, 8,439, 8,439 and 5,064 RSUs vested on May 24, 2017. The market price of our common stock on that date closed at $14.10. 12,698, 6,349, 7,936, 7,936 and 4,695 RSUs vested on December 10, 2017. The closing sale price of our common stock on that date was $18.30.

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Potential Payments Upon Termination

Each of our named executive officers is subject to an employment agreement that became effective on January 1, 2018 which provides for a severance payment equal to the sum of (1) one times the executive’s base salary as in effect immediately prior to a qualifying termination plus (2) one times the executive’s target bonus for the calendar year in with the qualifying termination occurs, or if no target bonus for such calendar year has been set, the target bonus for the prior year. The employment agreements also provide for reimbursement of a portion of the executive’s insurance expenses for up to twelve months following a qualifying termination. In addition, the employment agreements provide that all unvested awards become fully vested upon a change of control. Qualifying terminations include (i) termination without cause by the company, (ii) termination due to death or disability and (iii) resignation for good reason, including resignation following a change of control.

The descriptions below provide information about the payments and other benefits to which each of our named executive officers would be entitled upon a termination of such Named Executive Officer or a change in control. The tables below show, for each Named Executive Officer, our estimates of our potential cash payments and other benefits that would have been paid to the Named Executive Officer assuming that (i) such a termination or change in control was effected as of December 31, 2017, (ii) the employment agreements described in “Employment Agreements” below were in effect on such date and (iii) the target bonus amounts for each Named Executive Officer equal the target amounts established for fiscal year 2017 and (iv) the market value of RSUs that have not vested as of December 31, 2017 was $18.10 per share, which was the closing price of our company’s common stock on December 29, 2017, the last trading day of the year. The tables below also assume that all salary amounts earned by each Named Executive Officer through the date of such a termination or change in control had already been paid. As a result, all amounts in these tables are only estimates, and the actual amounts that would be paid can only be determined at the time of the event triggering the payments.

Payments Due Upon Termination other than for Cause, including Following Change in Control

			Non-Equity
	Cash	Stock	Incentive Plan	All Other
	Payment	Awards	Compensation	Compensation	Benefits	Total
Name	($)	($)	($)	($)	($)	($)
Bryant R. Riley	600,000	1,189,423	675,000	9,678	17,371	2,491,472
Phillip J. Ahn	400,000	594,712	362,500	4,839	17,371	1,379,422
Andrew Gumaer	500,000	743,403	400,000	6,049	17,371	1,666,823
Thomas J. Kelleher	500,000	743,403	436,436	6,049	17,371	1,703,259
Alan N. Forman	375,000	446,020	337,500	3,629	-	1,162,149

Risks Related to Compensation Policies and Practices

The compensation committee has considered and regularly monitors whether our overall compensation program for employees in Fiscal 2017 creates incentives for employees to take excessive or unreasonable risks that could materially harm our business. Although risk-taking is a necessary part of building any business, the compensation committee focuses on aligning our compensation policies with the long-term interests of the company and its stockholders and avoiding short-term rewards for management or other employee decisions that could pose long-term risks to the company. We believe that several features of our compensation policies for management-level employees appropriately mitigate these risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted for a company of our size, in our industry and with our stage of growth, and the uniformity of compensation policies and objectives across our employees. We also believe our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing us to a harmful long-term business transaction in exchange for short-term compensation benefits.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of annual total compensation of Mr. Riley, our CEO, to that of our median employee. Our median employee earned $100,577 in total compensation for 2017. Based upon the total 2017 compensation reported for Mr. Riley of $2,274,814, as reported under “Total” in the Summary Compensation Table, our ratio of CEO to median employee pay was 23 to 1. Our median employee is employed in our investment bank subsidiary, B. Riley FBR, Inc.

Calculation Methodology

To identify our median employee, we identified our total employee population worldwide as of December 28, 2017, including employees from acquisitions during the year, and in accordance with SEC rules, excluded our CEO. On December 28, 2017, 89.3% of our employee population was located in the U.S., with 10.4% in India and 0.2% in Europe.

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Consistently Applied Compensation Measure. We collected full-year 2017 actual gross earnings data for the December 28, 2017 employee population, including cash-based compensation and equity-based compensation that was realized in 2017, relying on our internal payroll records. Compensation was annualized on a straight-line basis for non-temporary new hire employees who did not work with our company for the full calendar year.

Once we determined the median employee, we calculated total compensation for the median employee in the same manner in which we determine the compensation shown for our NEOs in the Summary Compensation Table, in accordance with SEC rules.

Compensation Discussion and Analysis

The following compensation discussion and analysis provides information regarding certain aspects of our overall compensation philosophy and objectives and the elements of compensation paid to our named executive officers in 2017.

Executive Summary

2017 Compensation Philosophy

Our executive compensation program is designed (i) to provide incentives to our executive officers to manage and grow our businesses and (ii) to attract, retain, and motivate top quality, effective executives. In addition to general senior management responsibilities, each of our named executive officers also has revenue production or management responsibilities within our operating subsidiaries. In determining compensation for our named executive officers, the primary emphasis is on our consolidated financial performance, but each individual’s performance and/or business unit performance are considered. The effective implementation of this program plays an integral role in our success.

The compensation committee of the Board has responsibility for overseeing our compensation philosophy. The compensation committee has the primary authority to determine and recommend to the Board for final approval the compensation of our named executive officers.

Compensation Philosophy and Objectives

A substantial portion of each named executive officer’s total compensation is variable and delivered on a pay-for-performance basis. We believe this model provides a key incentive to motivate management to achieve our business objectives. The executive compensation program provides compensation opportunities contingent upon performance that we believe are competitive with practices of other similar financial services firms. We strongly believe that the components of our compensation programs align the interests of our named executive officers with our stockholders and will promote long-term stockholder value creation.

We link rewards to both corporate and individual performance, emphasizing long-term results and alignment with our stockholders’ interests. We align compensation with business strategy and risk and provide a mix of performance and retentive-based compensation. Long-term equity compensation is an integral part of our compensation program with awards of equity subject to vesting requirements, including continued employment. Although we do not have formal equity ownership guidelines for our executive officers and other key leaders of our company, we encourage our executives to maintain a meaningful ownership interest in our company, aligning their interests with those of our stockholders.

Our executives are eligible for the same benefit plans available to all of our employees, and we do not provide any executive perquisites, defined benefit plans, or other retirement benefits (other than the defined contribution plan available to employees generally).

Throughout this report, we refer to our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers for 2017 as our “named executive officers.” In addition to our Chief Executive Officer and our Chief Financial Officer, this group includes our President, our Executive Vice President and General Counsel and our Chief Executive Officer of Great American Group, LLC

Principles and Objectives of Our Compensation Program

The compensation committee of our Board has discretionary authority over the compensation of our named executive officers. In developing a compensation program for our named executive officers, the compensation committee’s goal is to link compensation decisions to both corporate and individual performance, with a focus on rewarding the achievement of financial results, as well as rewarding the individual performance and accomplishments of our named executive officers in light of their respective duties and responsibilities, the impact of their actions on our strategic initiatives, and their overall contribution to the culture, strategic direction, stability and performance of our company. Our Chief Executive Officer recommends to the compensation committee the amount and form of compensation for each of our named executive officers other than himself, and the amount and form of compensation for our Chief Executive Officer is initially developed by the Chairman of the compensation committee with input from the committee’s independent compensation consultant as necessary, and is then reviewed and approved by the compensation committee. Our compensation committee retains the discretion to compensate and reward our named executive officers based on a variety of other factors, including subjective or qualitative factors.

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Principles

Our compensation program for our named executive officers is designed to attract, retain and motivate executives and professionals of the highest quality and effectiveness while aligning their interests with the long term interests of our stockholders. The following five “ Principles of Compensation ” summarize key categories that our Board, the compensation committee, and our management team believe are critical to recognize:

•	Company Performance - All compensation decisions are made within the context of overall company performance. We evaluate company performance primarily from a financial perspective, but also from a strategic perspective.

•	Alignment - We believe that the interests of our employees and stockholders should be aligned. Compensation directly reflects both the annual and longer-term performance of the business.

•	Risk Management - Compensation practices and decisions are designed to neither encourage nor reward excessive or inappropriate risk taking.

•	Employee Contribution - An individual’s compensation, evaluated within the context of overall company results, is determined by the individual’s contribution to the business. We consider both financial and non-financial factors. In determining individual compensation, teamwork and unselfish behavior are recognized and appropriately rewarded.

•	Quality and Retention of Staff - Total compensation levels are calibrated to the market such that we remain competitive for attracting, motivating and retaining the very best people in light of our business strategy. We seek to maximize the value of an executive’s compensation through both appropriate pay design and effective communication of pay programs. Compensation is structured to encourage long-term service and loyalty.

Objectives

The compensation committee seeks, through our compensation programs, to foster an entrepreneurial, results-focused culture that we believe is critical to the success of our company and to the long-term growth of stockholder value. In addition to appropriately rewarding individual performance, viewed in light of each named executive officer’s duties, responsibilities and function, the compensation committee also believes that it is critical to encourage commitment among the named executive officers to our overall corporate objectives and culture of partnership. A key objective of our overall compensation program is for the named executive officers to have a significant portion of their compensation linked to building long-term value for our stockholders.

Role of Independent Compensation Consultant

In 2017, the compensation committee retained Pricewaterhouse Coopers. (“PwC”), an independent consulting firm, to assist the Committee in fulfilling its duties in setting compensation for our chief executive officer. PwC was engaged by and reports solely to the compensation committee, and the compensation committee has the sole authority to approve the terms of the engagement. PwC did not provide any services to the company in Fiscal 2017 other than executive compensation consulting services provided to the compensation committee. Before engaging PwC, the compensation committee determined that PwC is independent, after taking into account the factors set forth in Rule 10C-1 of the Exchange Act and NASDAQ Marketplace Rule 5605(d)(3). PwC identified a group of public peer companies to benchmark our chief executive officer’s compensation against peer company chief executive officers and market survey data. PwC’s analysis considered: (i) base salary; (ii) annual incentive compensation; (iii) total cash compensation; (iv) long-term incentive compensation; (v) total direct compensation.

2017 Peer Group

As part of its services, PwC compiled data regarding chief executive officer compensation from the following “peer” companies: Cowen Group, Inc., FBR & Co., Gain Capital Holdings, Inc., Greenhill & Co., Inc., Houlihan Lokey Inc., INTL FCStone Inc., Investment Technology Group, Inc., JMP Group Inc., Moelis & Co., Oppenheimer Holdings Inc., and Piper Jaffray Companies. This peer group includes companies primarily consisting of investment banks with revenues and market capitalizations most comparable to ours. While the compensation committee considered the level of compensation paid by the firms in the peer group as a reference point that provides a framework for its decisions regarding the chief executive officer’s compensation, in order to maintain competiveness and flexibility, the compensation committee did not target compensation at a particular level relative to the peer group. Similarly, the compensation committee did not employ a formal benchmarking strategy or rely upon specific peer-derived targets. Subsequent to the receipt of the peer group data regarding chief executive officer compensation from PwC, the compensation committee reviewed executive compensation data more broadly from the peer group in evaluating the compensation of the other named executive officers. This peer group market data is an important factor considered by the compensation committee when setting compensation, but it is only one of multiple factors considered by the compensation committee, and the amount paid to each named executive officer may be more or less than the composite market median based on individual performance, the roles and responsibilities of the executive, experience level of the individual, internal equity and other factors that the compensation committee deems important.

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Review of Stockholder Advisory Votes on Our Executive Compensation

Consistent with the preference of our stockholders, which was expressed at our annual meeting of stockholders held in Hollywood, CA, our stockholders currently have the opportunity to cast an advisory vote on our executive compensation once every three years. At our 2016 annual meeting of stockholders, our executive compensation received a favorable advisory vote from 99% of the votes cast on the proposal at the meeting (which excludes abstentions and broker non-votes). The compensation committee believes this approval affirmed stockholders’ support of our approach to executive compensation, and therefore the compensation committee did not significantly change our compensation policies, philosophy, structure or levels in response to such advisory vote. The compensation committee will continue to consider the outcome of stockholder advisory votes on our executive compensation when making compensation decisions for our named executive officers and in respect of our compensation programs generally.

Elements of 2017 Compensation

This section describes the various elements of our compensation program for our named executive officers in 2017, summarized in the table below, and why the compensation committee chose to include the items in the compensation program. As detailed below, the primary elements of our compensation program during 2017 consisted of base salary, performance-based cash bonuses, or “at risk,” compensation opportunities, discretionary bonus, and long-term equity incentive compensation. We also provided benefit programs that apply to all employees. The elements of our executive compensation program are summarized as follows:

Element	Description	Function
Base Salary	Fixed cash compensation	Provides basic compensation at a level consistent with competitive practices; reflects role, responsibilities, skills, experience and performance; encourages retention

Performance-Based Cash Bonuses	Cash bonuses earned based on performance under the terms of the Management Bonus Plan (“B. Riley Bonus Plan”).	Motivates and rewards for achievement of annual company financial performance goal

Discretionary Bonuses	Discretionary bonuses awarded in circumstances where individual contribution and performance was excellent; payable in cash or stock at the discretion of the compensation committee.	Rewards excellent performance relative to the duties, responsibilities, and functions of an individual executive officer

Long-Term Equity Incentives	Equity awards granted at the compensation committee’s discretion under the Amended and Restated 2009 Stock Incentive Plan.	Motivates and rewards for financial performance over a sustained period; strengthens mutuality of interests between executives and stockholders; increases retention; rewards creation of shareholder value

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Benefits	Defined contribution savings plan, healthcare plan and other standard company benefit plans. Named executive officers receive same coverage as other employees.	Provides market competitive savings and health and welfare benefit programs available to other employees based on standard eligibility criteria

Executive Perquisites and Other Arrangements	We do not provide perquisites, defined benefit plans (other than the defined contribution plan available to employees generally) or other retirement benefits or deferred compensation to our named executive officers.	Not applicable, except as noted

Base Salary

The purpose of base salary is to provide a set amount of cash compensation for each named executive officer that is not variable in nature and is generally competitive with market practices. Consistent with our performance-based compensation philosophy, the base salary for each named executive officer is targeted to account for less than half of total compensation.

The compensation committee seeks to pay our named executive officers a competitive base salary in recognition of their job responsibilities for a publicly-held company by considering several factors, including competitive factors within our industry, past contributions and individual performance of each named executive officer, as well as retention. In setting base salaries, the compensation committee is mindful of total compensation and the overall goal of keeping the amount of cash compensation that is provided in the form of base salary substantially lower than the amount of bonus opportunity that is available, assuming that performance targets are met or exceeded. In 2017, the compensation committee undertook an evaluation of the base salaries of the named executive officers in light of the substantial expansion of the scope and size of our business over the preceding two years. As part of this evaluation, the compensation committee reviewed market data from the peer group of companies described above and the authorities and responsibilities of each named executive officer. As a result, the compensation committee determined that base salaries of all the named executive officers should be increased to be more competitive with our peer group. Upon completion of this review in October 2017, the compensation committee approved increases to the annual base salaries of Mr. Riley to $600,000 per year, Mr. Kelleher to $500,000 per year, Mr. Gumaer to $500,000 per year and Mr. Ahn to $400,000 per year.

B. Riley Financial, Inc. Management Bonus Plan

The B. Riley compensation committee believes performance-based cash compensation is important to focus B. Riley’s executives on, and reward B. Riley’s executives for, achieving key objectives. In furtherance of this, in August 2015, B. Riley adopted the B. Riley Financial, Inc. Management Bonus Plan, which we refer to as the B. Riley Bonus Plan. The purpose of the B. Riley Bonus Plan is to increase stockholder value and the success of B. Riley by motivating key employees, including B. Riley’s named executive officers, to perform to the best of their abilities and to achieve B. Riley’s objectives. The B. Riley bonus plan’s goals are to be achieved by providing such employees with incentive awards only after the achievement of specified objective performance goals during specified performance periods, in each case determined by the compensation committee.

In 2017, the B. Riley compensation committee established financial targets pursuant to the B. Riley Bonus Plan for B. Riley’s executive officers, including each of B. Riley’s named executive officers. The B. Riley Bonus Plan provided for:[(i) a minimum award of 25% of base salary upon B. Riley achieving at least $42.75 million Earnings before Interest, Taxes, Depreciation and Amortization, Share Based Compensation, Transaction and Restructuring expenses and Other Non-recurring items and before factoring executive bonuses for 2017, and which we refer to as 2017 Adjusted EBITDA; (ii) a target award of 100% to 150% of base salary upon B. Riley achieving $57 million 2017 Adjusted EBITDA; and (iii) a maximum award of 200% to 300% of base salary upon B. Riley achieving $85.5 million or more 2017 Adjusted EBITDA. Such plan also provided for target awards of a prorated percentage of base salary based on the foregoing for 2017 EBITDA levels between the foregoing targets. B. Riley achieved 2017 Adjusted EBITDA representing 131% of the target and the bonuses awarded to each of our named executive officers was 161% of such individual’s respective adjusted base salary after giving effect to the base salary increases in October 2017, except for Chief Executive Officer who received a bonus equal to 242% of his adjusted base salary.

Discretionary Cash Bonus

The B. Riley compensation committee may, in its discretion, award additional special cash bonuses to reward extraordinary efforts by B. Riley’s named executive officers. For fiscal 2017, the compensation committee awarded discretionary bonuses to each of the named executive officers as follows: Mr. Riley ($224,384); Mr. Kelleher ($95,044); Mr. Gumaer ($149,589); Mr. Ahn ($56,096); and Mr. Forman ($56,096). The discretionary bonus was awarded to the named executive officers due to our outstanding performance and results of operations in fiscal 2017.

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Long-Term Equity Incentive Compensation

The compensation committee believes that a significant portion of our named executive officer compensation should be in the form of equity awards as a retention tool, and to align further the long-term interests of our named executive officers with those of our other stockholders. In addition, the compensation committee makes annual grants of long-term, performance-based incentive compensation awards to the named executive officers.

The compensation committee understands that equity incentive compensation can promote high-risk behavior if the incentives it creates for short-term performance are not properly aligned with the interests of our company over the long-term. The compensation committee believes that the structure of our company’s long-term equity incentive compensation appropriately mitigates the risk by directly aligning the recipients’ interests with those of our company. We use judgment and discretion rather than relying solely on formulaic results, and do not use highly leveraged incentives that drive risky short-term behavior. Instead, we reward consistent and longer-term performance. Our long-term equity incentive compensation rewards long-term performance on a per share basis.

In fiscal 2015, 2016 and 2017, the compensation committee awarded restricted stock unit grants under B. Riley’s Amended and Restated 2009 Stock Incentive Plan to B. Riley’s named executive officers, as further described above in “Executive Compensation-Summary Compensation Table.” The compensation committee believes that these grants, which vest over a period of time, appropriately align the interests of our named executive officers with those of our stockholders and retain, motivate and reward such executives.

Timing Mix and Level of Equity Compensation Awards

In determining the number and type of equity awards to grant in any fiscal year, the compensation committee considers a variety of factors, including the responsibilities and seniority of the Named Executive Officer, the contribution that the Named Executive Officer is expected to make to our company in the coming years and has made in the past, and the size and terms of prior equity awards granted to the Named Executive Officer. Decisions regarding these equity awards are typically made at the compensation committee’s first fiscal quarter meeting at which executive compensation for the coming year is determined. However, the compensation committee may also grant equity awards from time to time based on individual and corporate achievements and other factors it deems relevant, such as for retention purposes or to reflect changes in responsibilities or similar events or circumstances.

Change in Control and Post-Termination Severance Benefits

The employment agreements for each of our named executive officers provide them certain benefits if their employment is terminated under specified conditions, including a termination in connection with a change in control. The compensation committee believes these benefits are important elements of each Named Executive Officer’s comprehensive compensation package, primarily for their retention value and their alignment of the interests of our named executive officers with those of our stockholders. The details and amounts of these benefits are described under “Executive Compensation-Potential Payments Upon Termination or Change in Control” below.

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits our corporate tax deduction for compensation paid to certain executive officers to $1 million per year. Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, this limitation did not apply to compensation that qualified as “performance-based” compensation under Section 162(m) of the Code. Under the TCJA, this “performance-based” exception is repealed for taxable years beginning after December 31, 2017, except with respect to certain “grandfathered” compensation. The Compensation Committee intends to maximize our ability to deduct executive compensation for tax purposes to the extent structuring our executive compensation for tax purposes is in alignment with our compensation philosophy. The Compensation Committee nonetheless reserves the right to use its judgment to authorize compensation payments that may not be deductible when the committee believes that such payments are appropriate and in the best interests of our shareholders, after taking into account changing business conditions or the executive officer’s performance. The Compensation Committee will continue to monitor developments under the TCJA and will continue to consider steps that might be in our best interests to comply with Section 162(m) of the Code, including the impact from the TJCA.

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Employment Agreements

Prior Employment Agreements

Employment Agreement with Bryant R. Riley

On June 18, 2014, we entered into an employment agreement with Bryant R. Riley. Pursuant to the terms of such employment agreement, from and after June 18, 2014, Mr. Riley is entitled to receive an annual base salary of $300,000, subject to adjustment in the sole discretion of the compensation committee. On October 2, 2017, the compensation committee approved an increase to Mr. Riley’s annual base salary to $600,000. Such employment agreement also provides for the award of an annual discretionary bonus and the reimbursement of certain business expenses. The employment agreement also contains an indemnification provision wherein we promise to defend, indemnify, and hold Mr. Riley harmless to the fullest extent permitted by law against any and all liabilities incurred by Mr. Riley in connection with his employment by us. The term of such employment agreement is three years from June 18, 2014, which term shall be automatically extended for one year terms, unless either party gives the other party not less than 90 days’ prior written notice of the intention to not extend such employment agreement automatically.

Employment Agreement with Andrew Gumaer

In May 2014, we entered into amended and restated employment agreement with Andrew Gumaer in connection with the BRC acquisition, with changes effective as of June 18, 2014, the date of the initial closing of the BRC acquisition. Pursuant to the terms of such employment agreement, Mr. Gumaer is entitled to receive an annual base salary of $300,000, subject to adjustment in the sole discretion of the compensation committee. On October 2, 2017, the compensation committee approved an increase to Mr. Gumaer’s annual base salary to $500,000. Such employment agreement also provides for the award of an annual discretionary bonus and the reimbursement of certain business expenses. Such employment agreement also contains an indemnification provision wherein we promise to defend, indemnify, and hold Mr. Gumaer harmless to the fullest extent permitted by law against any and all liabilities incurred by Mr. Gumaer in connection with employment by us. The term of each such employment agreement is three years from June 18, 2014, which term shall be automatically extended for one year terms, unless either party gives the other party not less than 90 days’ prior written notice of the intention to not extend such employment agreement automatically.

Employment Agreement with Alan N. Forman

In April 2015, we entered into an employment agreement with Alan N. Forman to serve as our Executive Vice President, General Counsel and Secretary effective May 12, 2015. Mr. Forman is entitled to receive an annual base salary of $300,000, subject to adjustment in the discretion of the Chief Executive Officer of the company and the compensation committee. On October 2, 2017, the compensation committee approved an increase to Mr. Forman’s annual base salary to $375,000. Such employment agreement also provides for the award of an annual discretionary bonus and the reimbursement of certain business expenses. Such employment agreement also contains an indemnification provision wherein we promise to defend, indemnify, and hold Mr. Forman harmless to the fullest extent permitted by law against any and all liabilities incurred by Mr. Forman in connection with employment by us. The term of the employment agreement is for an initial period of two years from May 12, 2015, which term shall be automatically be extended for one year on the first anniversary date of the effective date of the employment agreement and on each anniversary date thereafter. The Company may terminate the employment agreement upon 90 days’ prior written notice. In the event employment is terminated, the employment agreement provides for the payment of employee’s target bonus for the then fiscal year pro-rated through the date of termination and the acceleration of the vesting of all outstanding RSU awards on the date immediately prior to the date of termination. In addition, the employment agreements provides for all outstanding RSU awards to accelerate and vest upon a change in control.

New Employment Agreements

On December 29, 2017, the compensation committee approved the entrance by the company into new employment agreements with each of the named executive officers effective January 1, 2018. The employment agreements with each of Mr. Riley, Mr. Gumaer and Mr. Forman replace the prior employment agreements such individuals had with the company. Mr. Kelleher and Mr. Ahn previously did not have employment agreements with the company.

The terms of the new employment agreements generally provide, among other things, for the following for each such individual:

●	An annual base salary subject to review and adjustment on an annual basis, in the initial amounts of: $600,000 per year for Mr. Riley, $400,000 per year for Mr. Ahn, $500,000 per year for Mr. Gumaer, $500,000 per year for Mr. Kelleher and $375,000 per year for Mr. Forman.
●	Eligibility for annual performance bonuses based on such individual’s performance and/or our performance in accordance with our Management Bonus Plan, with a target bonus equal to not less than 100% of such individual’s annual base salary.

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●	Eligibility for each fiscal year to receive an annual long-term incentive award under our equity incentive plan with a value of no less than 50% of such individual’s annual base salary (but in no event more than 50,000 restricted stock units). Each such award will be subject to approval of the compensation committee and vest annually over a three year period.
●	Notwithstanding the terms of any existing agreement or plan, all outstanding unvested stock options, restricted stock units, stock appreciation rights and other unvested equity linked awards granted to such individual during the term of such individual’s employment agreement shall become fully vested upon a Change of Control and exercisable for the remainder of their full term.
●	Participation in benefit plans for our executives, reimbursement for all reasonable and necessary out-of-pocket expenses incurred by such individual in the performance of such individual’s respective duties and paid time off in accordance with our policies.
●	A requirement for each party to give twenty (20) days prior written notice to terminate such individual’s employment.
●	If such individual is terminated with Cause (as defined in the employment agreements) or resigns without Good Reason (as defined in the employment agreements), such individual receives such individual’s base salary, benefits and accrued unused leave through termination, as well as a pro rata portion of any target bonus for the year of termination (or if no target bonus for such calendar year has been set on or prior to the effective date of termination, the target bonus for the prior year).
●	If such individual is terminated without Cause, for death or for Disability (as defined in the employment agreements) or resigns for Good Reason, such individual receives, subject to the execution of a general release, a severance payment payable in one lump sum within 45 days of termination in an amount equal to the sum of (a) one (1) times such individual’s base salary and (b) one (1) times such individual’s target bonus for the year of termination (or if no target bonus for such calendar year has been set on or prior to the effective date of termination, the target bonus for the prior year). In such circumstances, such individual shall also be eligible for reimbursement for COBRA premiums for the difference between the monthly COBRA premium paid by such individual for himself (and his dependents, if applicable) and the monthly premium amount paid by similarly situated active executives, for a period ending upon the earliest of the twelve (12) month anniversary of such termination and the date on which such individual becomes eligible to receive substantially similar coverage from another employer.

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Equity Compensation Plan Information

B. Riley Amended and Restated 2009 Stock Incentive Plan

Information about the B. Riley Amended and Restated 2009 (the “Plan”) equity compensation plan at December 31, 2017 was as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by our stockholders (1)	792,264	-	1,925,178
Equity compensation plans not approved by our stockholders (2)	-	-	-
Total	792,264	-	1,925,178

(1)	Includes our Amended and Restated 2009 Stock Incentive Plan.
(2)	All of our equity compensation plans were approved by our stockholders.
(3)	Awards listed in column (a) are restricted stock unit awards, which have no associated exercise price.

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FBR & Co. Amended and Restated 2006 Long-Term Stock Incentive Plan

In connection with the acquisition of FBR on June 1, 2017, the equity awards previously granted or available for issuance under the FBR & Co. 2006 Long-Term Stock Incentive Plan (the “FBR Stock Plan”) may be issued under the Plan. Information about the FBR Stock Plan at December 31, 2017 was as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by our stockholders (1)	1,066,133	-	2,140,981
Equity compensation plans not approved by our stockholders (2)	-	-	-
Total	1,066,133	-	2,140,981

(1)	Includes our FBR Stock Plan.
(2)	All of our equity compensation plans were approved by our stockholders.
(3)	Awards listed in column (a) are restricted stock unit awards, which have no associated exercise price.

For more information on our equity compensation plans, see Notes 16 and 17 of the Notes to Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended December 31, 2017.

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Director Compensation

We use cash and equity based compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that members of the Board expend in fulfilling their duties to us, the skill level required of such members and other relevant information. The compensation committee and the Board have the primary responsibility for reviewing, considering any revisions to, and approving director compensation. We do not pay our management directors for board service in addition to their regular employee compensation.

Prior to August 18, 2017, each of our non-employee directors received annual fees of $25,000 in cash, payable in quarterly installments, and $25,000 in equity in the form of restricted stock units under our Amended and Restated 2009 Stock Incentive Plan. Since August 18, 2017, each of our non-employee directors has received annual fees of $40,000 in cash, payable in quarterly installments, and $40,000 in equity in the form of restricted stock units under our Amended and Restated 2009 Stock Incentive Plan. Such restricted stock units are subject to vesting and will vest on the earlier of the date of our annual meeting or June 1, 2018, subject to continued service on the Board through such vesting date. Such vesting is subject to full acceleration in the event of certain change in control transactions for us.

In addition to the foregoing, the chairpersons of the Audit Committee, the Compensation Committee and Corporate Governance Committee receive annual fees of $5,000, $2000 and $2,000, respectively, and each of our non-employee directors that is a member of the Audit Committee, Compensation Committee and Corporate Governance Committee receives annual fees of $2,500, $1,000 and $1,000, respectively.

From time to time, our non-employee directors may receive additional compensation through equity compensation or otherwise at the discretion of the disinterested directors of the Board for extraordinary service relating to their capacity as members of the Board.

The following table summarizes the total compensation that members of the Board (other than directors who are named executive officers) earned during the fiscal year ended December 31, 2017 for services rendered as members of the Board.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)	Total ($)
Robert D’Agostino	37,720	40,000	87,720
Robert L. Antin	20,412	40,000	80,412
Richard Hendrix (2)	-	-	-
Michael J. Sheldon	18,215	40,000	58,215
Todd D. Sims	39,540	40,000	79,540
Richard L. Todaro	40,906	40,000	80,906
Mikel H. Williams	38,679	40,000	78,679
Gary K. Wunderlich, Jr. (3)	-	-	-

(1)	Bryant R. Riley, our Chief Executive Officer and Chairman, Thomas J. Kelleher, a member of the Board and our President, and Andrew Gumaer, a member of the Board and the Chief Executive Officer of GAG, LLC are not included in this table because as employees Messrs. Riley, Kelleher and Gumaer received no additional compensation for services as directors for 2017. The compensation received by Messrs. Riley, Kelleher and Gumaer as our employees is shown in the summary compensation table provided above in “Executive Compensation-Summary Compensation Table.”

(2)	Richard Hendrix served as a director from June 1, 2017 to October 13, 2017 and did not receive any compensation for his services as a director since he served as a consultant during his tenure on the Board. See “Certain Relationships and Related Party Transactions” below for a description of the terms of his arrangement with the company.

(3)	Gary K. Wunderlich, Jr. did not receive any compensation for his services as a director since he also serves as an employee of the company. See “Certain Relationships and Related Party Transactions” below for a description of the terms of his employment.

(4)	The amounts in the Stock Awards column reflect the aggregate grant date fair value of restricted stock units granted to the applicable director in 2017 calculated in accordance with FASB ASC 718. We granted 2,606 restricted stock units to Messrs. D’Agostino, Antin, Sheldon, Sims, Todaro and Williams on August 18, 2017 for such directors’ annual stock grant of $40,000 as a non-employee director. The grant date fair value of the restricted stock units was $15.35 per share on August 18, 2017. All awards vest on the earlier of June 1, 2018 or our 2018 annual meeting. Vesting for all such awards is subject to full acceleration in the event of certain change in control transactions with respect to us and is contingent upon continued service of the applicable director on the Board through the applicable vesting date. As of December 31, 2017, a total of 15,636 restricted stock units granted to Messrs. D’Agostino, Antin, Sheldon, Sims, Todaro and Williams remain outstanding.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the shares of our common stock as of May 31, 2018, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock; (ii) each executive officer listed in the Summary Compensation Table; (iii) each of our directors; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, the address of the individuals listed below is the address appearing on the cover of this Annual Report.

	Shares Beneficially Owned (2)
Name or Group of Beneficial Owners (1)	Number	Percent
Directors and Named Executive Officers:
Bryant R. Riley (3)	4,504,255	17.3%
Phillip J. Ahn	50,543	*
Thomas J. Kelleher (4)	507,031	2.0%
Andrew Gumaer (5)	631,140	2.4%
Alan N. Forman	24,413	*

Gary K. Wunderlich, Jr.	155,529	*
Robert D’Agostino	121,840	*
Robert L. Antin	202,606	*
Michael J. Sheldon	2,606	*
Todd D. Sims	7,139	*
Richard L. Todaro	22,775	*
Mikel H. Williams	46,840	*

Executive officers and directors as a group (13 persons):	6,300,830	24.2%

5% Stockholders:

Daniel Asher and associated persons (6)	2,349,882	9.0%
Funds associated with Elliott Associates, L.P. (7)	2,306,450	8.9%
Neil S. Stubin as President and Manager of MILFAM LLC. and associated persons (8)	2,107,420	8.1%
Funds associated with Nokomis Capital, L.L.C. (9)	1,352,084	5.2%

*	Represents less than 1%.
(1)	Unless otherwise indicated, the business address of each holder is c/o B. Riley Financial, Inc., 21255 Burbank Blvd., Suite 400, Woodland Hills, CA 91367.
(2)	Applicable percentage ownership is based on 25,992,781 shares of our common stock outstanding as of May 31, 2018. Beneficial ownership is determined in accordance with the rules of the SEC and is based on voting and investment power with respect to shares, subject to the applicable community property laws. Shares of our common stock subject to options or other contractual rights currently exercisable, or exercisable within 60 days after May 31, 2018, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
(3)	Represents 4,232,858 of our common shares beneficially owned by Mr. Riley directly or jointly with his wife, 2,180 of our common shares beneficially owned by Mr. Riley in custodial accounts for his children, 69,217 of our common shares held of record by the B. Riley and Co., LLC 401(k) Profit Sharing Plan FBO Bryant Riley, which we refer to as the riley profit sharing plan, and 200,000 of our common shares held of record by the Robert Antin Children Irrevocable Trust dtd 1/1/01, which we refer to as the Antin Trust. Mr. Riley serves as the trustee of the riley profit sharing plan and the Antin Trust and, as such, has the power to vote or dispose of the securities held of record by each of the riley profit sharing plan and the Antin Trust and may be deemed to beneficially own such securities. The business address of each of Mr. Riley, the riley profit sharing plan and the Antin Trust is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025.
(4)	Represents 48,383 of our common shares beneficially owned by Mr. Kelleher, 456,248 of our common shares held of record by Mr. Kelleher and M. Meighan Kelleher as trustees for the Kelleher Family Trust, 600 of our common shares held with dispositive power for Mary Meighan Kelleher IRA, 600 of our common shares held with dispositive power for Lyndsey Kelleher, 600 of our common shares held of record by Thomas J. Kelleher as UTMA custodian for daughter Kaitlin Kelleher and 600 of our common shares held with dispositive power for Mackenna Kelleher.

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(5)	Represents (i) 295,140 of our common shares held of record by Mr. Gumaer and (ii) 336,000 of our common shares held of record by Andrew & Dana Gumaer as Trustees for the Gumaer Living Trust, as to which Mr. Gumaer disclaims beneficial ownership except to the extent of such pecuniary interest.
(6)	An amended Schedule 13D filed with the SEC on June 5, 2017 indicates that, as of June 2, 2017, Daniel Asher had (i) sole voting and dispositive power over 349,882 of our common shares, and (ii) with DJ Fund Investments, LLC and associated persons, shared voting and dispositive power over 2,000,000 of our common shares. As of May 24, 2017, Mr. Asher’s most recent filing on Form 4 indicates that, as of May 22, 2017, Mr. Asher had beneficial ownership of 2,344,193 of our common shares, 2,000,000 of which are held of record by DJ Fund Investments, LLC and associated persons. The business address of Daniel Asher and associates is: c/o Equitec Group LLC, 111 W. Jackson Blvd., Suite 2000, Chicago, IL 60604.
(7)	Based on information provided on a Schedule 13D/A filed with the SEC on July 25, 2014 by the Liverpool Limited Partnership, a limited partnership organized and existing under the laws of Bermuda, which we refer to as LLP, and Middleton International Limited, a Cayman Islands exempted company, which we refer to as MIL. Represents 807,180 of our common shares held of record by LLP and 1,499,270 of our common shares held of record by MIL. LLP is a wholly owned subsidiary of Elliott Associates, L.P., a Delaware limited partnership, which we refer to as EALP, and MIL is a wholly owned subsidiary of Elliott International, L.P., a Cayman Islands limited partnership, which we refer to as EILP. Paul E. Singer, Elliott Capital Advisors, L.P., a Delaware limited partnership, which we refer to as Capital Advisors, which is controlled by Mr. Singer, and Elliott Special GP, LLC, a Delaware limited liability company, which we refer to as Special GP, which is controlled by Mr. Singer, are the general partners of EALP. Elliott International Capital Advisors Inc., a Delaware corporation, which we refer to as EICA, is the investment manager for EILP. Hambledon, Inc., a Cayman Islands corporation, which we refer to as Hambledon, which is also controlled by Mr. Singer, is the sole general partner of EILP. The business address of each of LLP, MIL, EALP, Mr. Singer, Capital Advisors, Special GP and EICA is 40 West 57th Street, New York, New York 10019. The business address of EILP and Hambledon is c/o Maples & Calder, P.O. Box 309, Ugland House, South Church Street, George Town, Cayman Islands, British West Indies.
(8)	An amended Schedule 13G filed with the SEC on January 23, 2018 indicates that, as of January 12, 2018, Neil S. Stubin, who has succeeded to the position of President and Manager of MILFAM LLC, which serves as manager, general partner, or investment advisor of a number of entities formerly managed or advised by the late Lloyd I. Miller, III. Mr. Stubin also serves as trustee of a number of Miller family trusts had (i) sole voting and dispositive power with respect to 1,904,771 of our common shares as (A) manager of a limited liability company that is the adviser to certain trusts, (B) manager of a limited liability company that is the general partner of a certain limited partnership, (C) manager of a limited liability company, and (D) an individual, and (ii) shared voting and dispositive power with respect to 202,649 of our common shares as (A) an advisor to the trustee of a certain trust, and (B) with respect to shares owned by Mr. Miller’s wife. The business address of Neil S. Stubin is 3300 South Dixie Hwy, Suite 1-365, West Palm Beach, FL 33405
(9)	An amended Schedule 13G filed with the SEC on February 14, 2018 indicates that, as of December 31, 2017, Nokomis Capital, L.L.C had sole voting and dispositive power over no B. Riley common shares, and shared voting and dispositive power with its principal, Brett Hendrickson, over 1,352,084 B. Riley common shares. The business address of Nokomis Capital, L.L.C and Mr. Brett Hendrickson is 2305 Cedar Springs Rd., Suite 420, Dallas, TX 75201

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company’s Board of Directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market, Inc. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, accounting principles and internal controls. The Company’s independent public accountants are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2017 with management and the Company’s independent public accountants. The Audit Committee has discussed with the Company’s independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 1301 (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board and as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the Company’s independent public accountants required by the applicable requirements of the Public Company Accounting Oversight Board and it has discussed with the Company’s independent public accountants their independence from the Company.

The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company’s independent public accountants. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s independent public accountants meet the applicable standards for independent public accountants independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Richard L. Todaro
Todd D. Sims
Mikel H. Williams

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to B. Riley Financial, Inc., c/o Corporate Secretary, 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367 or call Investor Relations at (818) 884-3737. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2019 proxy statement, a stockholder’s proposal must be received by us no later than February 21, 2019, unless the date of our 2019 Annual Meeting of Stockholders is more than 30 days before or after July 26, 2019 (the one-year anniversary date of the Annual Meeting), in which case such proposals must be received by the Company a reasonable time before the Company begins to print and send applicable proxy materials. In addition, stockholder proposals must otherwise comply with Rule 14a-8 under the Exchange Act.

Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in such proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days or more than 90 days prior to the previous year’s annual meeting of stockholders for our 2019 annual meeting of stockholders, unless the date of the 2019 annual meeting of stockholders is more than 30 days before or 70 days after the one-year anniversary of the Annual Meeting, in which case notice by the stockholder must be delivered not earlier than 90 days prior to the annual meeting and not later than the later of (a) 60 days prior to such annual meeting or (b) the tenth day following the date on which we first make a public announcement of the date of the annual meeting.

While our board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2018 proxy statement stockholder proposals that we are not required to include under the Exchange Act.

ANNUAL REPORT

Our 2017 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of our 2017 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at our annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Bryant R. Riley
Chairman and Chief Executive Officer

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Appendix A

B. RILEY FINANCIAL, INC.

2018 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2018 Employee Stock Purchase Plan of B. Riley Financial, Inc.

1.            Purpose. The purpose of the Plan (as defined below) is to provide Employees (as defined below) of the Company (as defined below) and its Designated Parents or Subsidiaries (as defined below) with an opportunity to purchase Common Stock (as defined below) of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (as defined below) and the applicable regulations thereunder. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.            Definitions. As used herein, the following definitions shall apply:

(a)           “Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(b)           “Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Code” means the Internal Revenue Code of 1986, as amended.

(e)           “Common Stock” means the common stock of the Company.

(f)           “Company” means B. Riley Financial, Inc., a Delaware corporation.

(g)           “Compensation” means an Employee’s base salary, cash bonuses, draws, wages, commissions, and overtime from the Company or one or more Designated Parents or Subsidiaries, including such amounts of compensation as are deferred by the Employee: (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code; or (ii) to a plan qualified under Section 125 of the Code. “Compensation” does not include reimbursements or other expense allowances, loan forgiveness, fringe benefits (cash or non-cash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

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(h)          “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)            a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)           the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)          the complete liquidation or dissolution of the Company;

(iv)          any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)           acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(i)           “Designated Parents or Subsidiaries” means the Parents or Subsidiaries, which have been designated by the Administrator from time to time as eligible to participate in the Plan.

(j)           “Effective Date” means September 1, 2018. However, should any Parent or Subsidiary become a Designated Parent or Subsidiary after such date, then the Administrator, in its discretion, shall designate a separate Effective Date with respect to the employee-participants of such Designated Parent or Subsidiary.

(k)          “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the day that is three (3) months and one (1) day following the start of such leave, for purposes of determining eligibility to participate in the Plan.

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(l)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)         “Exercise Date” means the last day of each Purchase Period.

(n)          “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            If the Common Stock is listed on one or more established stock exchanges, including without limitation, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of the Nasdaq Stock Market, LLC or The New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)          In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, its Fair Market Value thereof shall be determined by the Administrator in good faith.

(o)          “New Exercise Date” has the meaning set forth in Section 18(b).

(p)          “Offer Period” means an Offer Period established pursuant to Section 4 hereof.

(q)          “Offering” means an offer under this Plan of an Option that may be exercised during an Offer Period. For purposes of the Plan, all Employees eligible to participate pursuant to Section 3 will be deemed to participate in the same Offering unless the Administrator otherwise determines that Employees of the Company or one or more Designated Parents or Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Section 1.423-2(a)(1) of the Treasury regulations issued under Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Sections 1.423-2(a)(2) and (a)(3) of such Treasury regulations.

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(r)            “Offering Date” means the first day of each Offer Period.

(s)           “Option” means, with respect to each Offer Period, a right to purchase shares of Common Stock on the Exercise Date for such Offer Period in accordance with the terms and conditions of the Plan.

(t)            “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u)           “Participant” means an Employee of the Company or Designated Parent or Subsidiary who has enrolled in the Plan as set forth in Section 5(a).

(v)           “Plan” means this Employee Stock Purchase Plan.

(w)          “Purchase Period” means a period of approximately six (6) months, commencing on January 1 and July 1 of each year and terminating on the next following June 30 or December 31 respectively; provided, however, that the first Purchase Period shall begin on September 1, 2018 and end on December 31, 2018.

(x)           “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date.

(y)           “Reserves” means, as of any date, the sum of: (1) the number of shares of Common Stock covered by each then outstanding Option under the Plan which has not yet been exercised; and (2) the number of shares of Common Stock which have been authorized for issuance under the Plan but not then subject to an outstanding Option.

(z)           “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.           Eligibility.

(a)           General. Subject to the further limitations in Sections 3(b) and 3(c), any individual who is an Employee on a given Offering Date shall be eligible to participate in the Plan for the Offer Period commencing with such Offering Date. No individual who is not an Employee shall be eligible to participate in the Plan.

(b)           Limitations on Grant and Accrual. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan: (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

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(c)           Other Limits on Eligibility. Notwithstanding Subsection (a), above, unless otherwise determined prior to the applicable Offer Date, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period (i) Employees whose customary employment is twenty (20) hours or less per week; (ii) Employees whose customary employment is for not more than five (5) months in any calendar year; (iii) Employees who have been employed for such continuous period preceding the Offering Date as the Administrator may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years; and (iv) Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

4.           Offer Periods.

(a)           The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The maximum duration of an Offer Period shall be twenty-seven (27) months. Initially, the Plan shall be implemented through consecutive Offer Periods of six (6) months’ duration commencing each January 1 and July 1 following the Effective Date (except that the initial Offer Period shall commence on the Effective Date and end on December 31, 2018).

(b)           A Participant shall be granted a separate Option for each Offer Period in which he or she participates. The Option shall be granted on the Offering Date and shall be automatically exercised on the Exercise Date ending within the Offer Period.

(c)           Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

5.           Participation.

(a)           An eligible Employee may become a Participant in the Plan by submitting an authorization of payroll deduction (using such form or method (including electronic forms) as the Administrator may designate from time to time) as of a date in advance of the Offering Date for the Offer Period in which such participation will commence, as required by the Administrator for all eligible Employees with respect to a given Offer Period.

(b)           Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Offering Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

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6.           Payroll Deductions.

(a)           At the time a Participant enrolls in the Plan, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which the Participant receives during the Offer Period.

(b)           All payroll deductions made for a Participant shall be credited to the Participant’s account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(c)           A Participant may discontinue participation in the Plan as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by submitting notice of a change of status (using such form or method (including electronic forms) as the Administrator may designate from time to time) authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant’s payroll deductions shall be effective as soon as administratively practicable following the date of the request. A Participant’s payroll deduction authorization (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.

(d)           Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions shall be decreased to zero percent (0%). Payroll deductions shall recommence at the rate provided in such Participant’s payroll deduction authorization, as amended, when permitted under Section 423(b)(8) of the Code and Section 3(b), unless such participation is sooner terminated by the Participant as provided in Section 10.

7.           Grant of Option. On the Offering Date, each Participant shall be granted an Option to purchase (at the applicable Purchase Price) shares of Common Stock; provided: (i) that such Option shall be subject to the limitations set forth in Sections 3(b), 6 and 12 and (ii) that such Option shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Administrator shall determine from time to time. Exercise of the Option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the Option, to the extent not exercised, shall expire on the last day of the Offer Period with respect to which such Option was granted. Notwithstanding the foregoing, shares subject to the Option may only be purchased with accumulated payroll deductions credited to a Participant’s account in accordance with Section 6. In addition, to the extent an Option is not exercised on each Exercise Date, the Option shall lapse and thereafter cease to be exercisable.

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8.           Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10, the Participant’s Option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant’s account to purchase the number of full shares subject to the Option by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be carried over to the next Purchase Period or Offer Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. In addition, any amount remaining in a Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7, shall be returned to the Participant and shall not be carried over to the next Offer Period or Purchase Period. During a Participant’s lifetime, a Participant’s Option to purchase shares hereunder is exercisable only by the Participant.

9.           Delivery. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the delivery to such Participant, as soon as administratively practicable, of the shares purchased upon exercise of the Participant’s Option.

10.         Withdrawal; Termination of Employment.

(a)           A Participant may, by giving notice to the Company (using such form or method (including electronic forms) as the Administrator may designate from time to time), either: (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s Option under the Plan; or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s Option under the Plan at any time. If the Participant elects withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal, such Participant’s Option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s Option on the next Exercise Date (subject to Sections 3(b), 6, 7 and 12), and after such Exercise Date, such Participant’s Option for the Offer Period will be automatically terminated and all remaining accumulated payroll deduction amounts shall be returned to the Participant. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant enrolls in such succeeding Offer Period. The Administrator may, in its discretion and on a uniform and nondiscriminatory basis, specify procedures for withdrawal.

(b)           Upon termination of a Participant’s employment relationship (as described in Section 2(j)) prior to the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the Option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s Option will be automatically terminated without exercise of any portion of such Option.

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11.         Interest. No interest shall accrue on the payroll deductions credited to a Participant’s account under the Plan.

12.         Stock.

(a)           The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 750,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the Administrator determines that on a given Exercise Date the number of shares with respect to which Options are to be exercised may exceed: (x) the number of shares then available for sale under the Plan; or (y) the number of shares available for sale under the Plan on the Offering Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make an allocation of the shares remaining available for purchase on such Offering Dates or Exercise Date, as applicable, and shall either continue the Offer Period then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19, below. Such allocation method shall be “bottom up,” with the result that all Option exercises for one (1) share shall be satisfied first, followed by all exercises for two (2) shares, and so on, until all available shares have been exhausted. Any amount remaining in a Participant’s payroll account following such allocation shall be returned to the Participant and shall not be carried over to any future Purchase Period or Offer Period, as determined by the Administrator.

(b)           A Participant will have no interest or voting right in shares covered by the Participant’s Option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c)           Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

13.         Administration. The Plan shall be administered by the Administrator, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan, and to designate separate Offerings for the eligible Employees of the Company and one or more Designated Parents or Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons. Subject to Applicable Laws, no member of the Board or committee of the Board (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Administrator may rely upon, and no member of the Board or committee of the Board (or its delegates) shall be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that a committee of the Board deems necessary. To the extent not prohibited by Applicable Laws, the Administrator may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Administrator shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom such committee delegates authority pursuant to this Section 13.

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14.         Designation of Beneficiary.

(a)           Each Participant will file a designation (using such form or method (including electronic forms) as the Administrator may designate from time to time) of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)           Such designation of beneficiary may be changed by the Participant (and the Participant’s spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

15.        Transferability. No payroll deductions credited to a Participant’s account, Options granted hereunder, or any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may, in its sole discretion, treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

16.        Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of Participants. All payroll deductions received or held by the Company may be subject to the claims of the Company’s general creditors. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall retain at all times beneficial ownership of any investments which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Designated Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Designated Parent or Subsidiary. The Participants shall have no claim against the Company or any Designated Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

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17.          Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.          Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)           Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment, for: (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock; (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment, if any, shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

(b)           Corporate Transactions. In the event of a proposed Corporate Transaction, each Option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator shall notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that either:

(i)            the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or (ii) the Company shall pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the excess, if any, of (x) the Fair Market Value of the shares subject to the Option over (y) the Purchase Price due had the Participant’s Option been exercised automatically under Subsection (b)(i) above. In addition, all remaining accumulated payroll deduction amounts shall be returned to the Participant.

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(c)           For purposes of Section 18(b), an Option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the Option is replaced with a comparable Option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of Option comparability shall be made by the Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

19.         Amendment or Termination.

(a)           The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can adversely affect Options previously granted, provided that the Plan or any one or more Offer Periods then in effect may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or Purchase Period then in progress if the Administrator determines that the termination of the Plan or one or more Offer Periods is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b)           Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish or change Plan or per Participant limits on share purchases, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.

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20.           Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

21.           Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable. In addition, no Options shall be exercised or shares issued hereunder before the Plan has been approved by stockholders of the Company as provided in Section 23.

22.           Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

23.           Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

24.           No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

25.           No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

26.           Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

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27.           Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

28.           Dispute Resolution. The provisions of this Section 28 shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the “parties”), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the Central District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Los Angeles) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 28 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 28 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

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B. RILEY FINANCIAL, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 26, 2018

The undersigned hereby appoints Phillip J. Ahn and Bryant R. Riley and each of them, as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them to vote all of the shares of stock of B. Riley Financial, Inc. which the undersigned may be entitled to vote at the 2018 Annual Meeting of Stockholders of B. Riley Financial, Inc. to be held on July 26, 2018 at 1:00 p.m. (local time) at the offices of B. Riley Financial, Inc.'s subsidiary, B. Riley FBR, Inc., located at 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025 (the "2018 B. Riley Annual Meeting"), and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the 2018 B. Riley Annual Meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 2, 3 AND 4 AND FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on the reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

The Joint Proxy Statement/Prospectus and our 2017 Annual Report on Form 10-K are available at: http://www.viewproxy.com/brileyfin/2018.

Please mark your votes like this ☒

The Board of Directors recommends a vote "FOR" proposals 2, 3 and 4 and "FOR" the nominees for director listed in Proposal 1.

1. The election as directors of the nominees listed below:

☐ FOR ☐ WITHHOLD ☐ FOR ALL EXCEPT

(01) Bryant R. Riley	(04) Todd D. Sims	(07) Michael J. Sheldon
(02) Robert D'Agostino	(05) Thomas J. Kelleher	(08) Robert L. Antin
(03) Andrew Gumaer	(06) Mikel H. Williams	

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR All Except" and write that nominee's name in the space provided below.

____

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

4. To approve our 2018 Employee Stock Purchase Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

Please indicate if you plan to attend this meeting ☐

OTHER MATTERS: The Board of Directors knows of no other matters that will be presented for consideration at the 2018 B. Riley Annual Meeting. If any other matters are properly brought before the 2018 B. Riley Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no specification is made, this proxy will be voted FOR the election of the named nominees as directors and FOR each of the proposals.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date ______________________________

Signature ______________________________

Signature ______________________________
(Joint Owners)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/RILY

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.